SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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SBA Communications Corporation

(Name of Registrant as Specified In Its Charter)

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March 22, 2010

Dear Shareholder:

It is my pleasure to invite you to attend SBA Communications Corporation’s 2010 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 6, 2010 at 10:00 a.m. local time at our corporate office, located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. On or about March 22, 2010, we mailed to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement.

The Board of Directors welcomes this opportunity to have a dialogue with our shareholders and looks forward to your comments and questions. If you are a shareholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card or follow the prompts or instructions via the internet or by phone for indicating your attendance at the meeting. If your shares are held by a bank, broker or other intermediary and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement).

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card or vote via the internet or by phone as detailed on your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 6, 2010.

Sincerely,

Steven E. Bernstein

Chairman of the Board

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, May 6, 2010.

PLACE	SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

ITEMS OF BUSINESS	•	To elect one director for a term of two years and three directors for a term of three years, in each case, until their successors are duly elected and qualified.

•	To ratify the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2010 fiscal year.

•	To approve an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 400,000,000 shares.

•	To approve the 2010 Performance and Equity Incentive Plan.

•	To transact such other business as may properly come before the meeting and any adjournment or postponement.

RECORD DATE	You can vote if you were a shareholder of record on March 8, 2010.

PROXY VOTING	Your vote is important. You may vote:
•	via Internet;
•	by telephone;
•	by mail, if you have received a paper copy of the proxy materials; or
•	in person at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2010.

A copy of this Notice, the accompanying Proxy Statement for the 2010 Annual Meeting of Shareholders and our 2009 Annual Report are available at www.edocumentview.com/SBAC.

March 22, 2010

i

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

PROXY STATEMENT

Annual Meeting of Shareholders to be held on May 6, 2010

I. INFORMATION ABOUT VOTING

Questions You May Have Regarding this Proxy Statement

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you own shares of our Class A common stock that entitle you to vote at the 2010 Annual Meeting of Shareholders. Our Board of Directors is soliciting proxies from shareholders who wish to vote at the meeting. By use of a proxy, you can vote even if you do not attend the meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

We have elected to take advantage of the Securities and Exchange Commission’s (the “SEC’s”) rule that allows us to furnish proxy materials to shareholders online. We believe electronic delivery will expedite the receipt of materials, while significantly lowering our costs and reducing the environmental impact of our Annual Meeting by reducing the amount of materials we print and mail. On or about March 22, 2010, we mailed to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report online. If you would like to receive a paper copy of the proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to receive a paper copy.

Q:	When and where is the Annual Meeting?

A:	We will hold the Annual Meeting on Thursday, May 6, 2010, at 10:00 a.m. local time at our corporate offices located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487.

Q:	Who may vote at the Annual Meeting?

A:	You may vote all of the shares of our Class A common stock that you owned at the close of business on March 8, 2010, the record date. On the record date, we had 117,276,366 shares of our Class A common stock outstanding and entitled to be voted at the meeting. You may cast one vote for each share of our Class A common stock held by you on all matters presented at the meeting.

Q:	What am I voting on?

A:	There are four proposals that will be voted on at the meeting:

1.	The election of one director for a term of two years and three directors for a term of three years, in each case, until their successors are duly elected and qualified.

2.	The ratification of the appointment of Ernst & Young LLP (“E&Y”) as our independent registered certified public accounting firm for the 2010 fiscal year.

3.	The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 400,000,000 shares.

4.	The approval of the 2010 Performance and Equity Incentive Plan.

We will also consider other business that properly comes before the meeting in accordance with Florida law and our Bylaws.

Q:	How does the Board of Directors recommend I vote?

A:	Based on the information included in the proxy statement relating to each of the proposals to be voted on, our Board of Directors unanimously recommends that you vote:

1.	“For” each of the nominees to the Board of Directors.

2.	“For” ratification of E&Y as our independent registered certified public accounting firm for the 2010 fiscal year.

3.	“For” approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 400,000,000 shares.

4.	“For” approval of the 2010 Performance and Equity Incentive Plan.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Steven E. Bernstein and Jeffrey A. Stoops, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Florida law and our Bylaws.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote on the Internet, by telephone or by signing, dating and mailing your proxy card. Detailed instructions for Internet and telephone voting are set forth on the proxy card. You may also vote in person at the Annual Meeting.

If you are a beneficial shareholder, you must follow the voting procedures of your broker, bank or trustee included with your proxy materials. If your shares are held by a bank, broker or other intermediary and you intend to vote at the meeting, please bring with you evidence of your ownership as of the record date (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement).

Q:	Who is a shareholder of record?

A:	If your shares are registered directly in your name with SBA’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “shareholder of record.”

Q:	Who is a beneficial shareholder?

A:	If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of Proxy Materials has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting by telephone or on the Internet or, if you specifically request a copy of the printed materials, you may use the voting instruction card included in such materials.

Q:	What percentage of the Common Stock is required to approve the proposals?

A:	Provided that a quorum is present at the Annual Meeting, our Articles of Incorporation, Bylaws and the Florida Business Corporation Act establish the requisite vote required to approve the proposals. The table below sets forth the proposals to be presented at the Annual Meeting and the vote required for approval.

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Plurality	No

Ratification of E&Y	Majority	Yes

Approval of Amendment to the Articles of Incorporation	Majority	Yes

Approval of 2010 Performance and Equity Incentive Plan	Majority	No

•	Election of Directors

A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “for” or “withheld” with respect to the election of each director. Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for this proposal.

•	Ratification of E&Y

Under our Bylaws, a majority of the votes cast is required to approve the ratification of E&Y as our independent registered certified public accounting firm. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for this proposal.

•	Approval of Amendment to the Articles of Incorporation

Under our Bylaws, a majority of the votes cast is required to approve the Amendment to the Articles of Incorporation. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for this proposal.

•	Approval of the 2010 Performance and Equity Incentive Plan

Under our Bylaws, a majority of the votes cast is required to approve the 2010 Performance and Equity Incentive Plan. Abstentions and, if applicable, broker non-votes, are not counted as votes cast for this proposal.

Q:	What constitutes a quorum, and why is a quorum required?

A:	We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Q:	What if I abstain or withhold authority to vote on a proposal?

A:	If you sign and return your proxy marked “abstain” or “withhold” on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Q:	What if I sign and return my proxy without making any selections?

A:	If you sign and return your proxy without making any selections, your shares will be voted “for” proposals 1, 2, 3 and 4. If other matters properly come before the meeting, Steven E. Bernstein and Jeffrey A. Stoops will have the authority to vote on those matters for you at their discretion. As of the date of this proxy, we are not aware of any matters that will come before the meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:	If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. If the broker does not vote on a particular proposal because that holder does not have discretionary voting power, this is referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results.

On July 1, 2009, the SEC approved a change to the NYSE rules that stated that the election of directors would no longer be considered a “routine” matter, whether or not the election was contested. Consequently, if you do not give your broker instructions, your broker will not be able to vote on the election of directors, approval of the Amendment to our Articles of Incorporation, or approval of the 2010 Performance and Equity Incentive Plan. If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is permitted to vote your shares on the ratification of the appointment of E&Y, even if the broker does not receive voting instructions from you.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
Election of Directors	No	None

Ratification of Auditors	Yes	N/A

Approval of Amendment to the Articles of Incorporation	Yes	N/A

Approval of 2010 Performance and Equity Incentive Plan	No	None

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy at any time before its exercise. You may also revoke your proxy by voting in person at the Annual Meeting. If you are a beneficial shareholder, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Q:	Who can attend the Annual Meeting?

A:	Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your shares and you plan to attend the meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the record date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:	Is there a list of shareholders entitled to vote at the Annual Meeting?

A:	The names of shareholders of record entitled to vote at the Annual Meeting will be available at our corporate office for a period of 10 days prior to the Annual Meeting and continuing through the Annual Meeting.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Q:	Who will bear the cost for soliciting votes for the Annual Meeting?

A:	We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to shareholders. In addition, proxies may be solicited by mail, in person, or by telephone or fax by certain of our officers, directors and regular employees.

Q:	Who should I call with other questions?

A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document or our 2009 Annual Report, please contact: SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, Attention: Investor Relations, Telephone: (561) 995-7670.

Q:	How can I communicate with SBA’s Board of Directors?

A:	Shareholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our corporate office located at 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. A shareholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of Class A common stock of SBA. Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of products or services, (ii) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (iii) communications from tenants relating to our obligations or the obligations of one of our subsidiaries under a lease, (iv) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (v) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (vi) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of SBA. The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be sent directly to the Chairman of the Audit Committee, whether or not it was directed to such person.

Q:	What is “householding” and how does it affect me?

A:	We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and will receive only one copy of our Notice of Internet Availability of Proxy Materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of the Notice of Internet Availability of Proxy Materials for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: 250 Royall Street, Canton, MA 02021; or by telephone: in the U.S., Puerto Rico and Canada, (800) 733-9393; outside the U.S., Puerto Rico and Canada, (781) 575-4591).

If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials in the future, please contact Computershare as indicated above.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

II. PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, divided into three classes. The term for each class of directors is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. Our current directors and classifications are as follows:

Class I	Class II	Class III
Brian C. Carr	Kevin L. Beebe	Steven E. Bernstein
George R. Krouse Jr.	Jack Langer	Duncan H. Cocroft
Jeffrey A. Stoops

The terms of the three current Class II directors expire at the 2010 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee has recommended that each of Jack Langer and Jeffrey A. Stoops, each a current Class II director, be nominated for re-election for a three-year term, expiring at the 2013 Annual Meeting of Shareholders or until their successors are duly elected and qualified. The Nominating and Corporate Governance Committee has also recommended that Kevin L. Beebe, appointed by our Board of Directors as a Class II director in October 2009 pursuant to the recommendation of the Nominating and Corporate Governance Committee, be nominated for election for a three-year term expiring at the 2013 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

Upon the expansion of our Board of Directors from five to seven members in October of 2009, the Board of Directors appointed Mr. Krouse as a Class I director and Mr. Beebe as a Class II director effective October 28, 2009. A third-party search firm identified Mr. Beebe and Mr. Krouse as Board candidates, and after an interview process and a recommendation by the Nominating and Corporate Governance Committee, the Board of Directors unanimously approved Mr. Krouse’s and Mr. Beebe’s appointments to the Board. The search firm was paid a fee for their service. In accordance with the Florida Business Corporation Act, Mr. Krouse must stand for election at the 2010 Annual Meeting of Shareholders although the term of Class I directors does not expire until the 2012 Annual Meeting of Shareholders. The Nominating and Corporate Governance Committee has recommended that Mr. Krouse be nominated for election at the 2010 Annual Meeting of Shareholders for the remaining two years of the three-year term of a Class I director. Each of Messrs. Langer, Stoops, Beebe and Krouse has consented to serve if elected.

Our Board of Directors has determined that Messrs. Beebe, Krouse and Langer are qualified as “independent” directors under the listing standards of the Nasdaq Global Select Market. Please review the discussion under “Corporate Governance—Board Independence” on page 13 of this proxy statement for a summary of how our Board of Directors conducts the independence evaluation.

We believe that each of our directors possesses the experience, skills and qualities to fully perform their duties as a director and contribute to our success. Our directors were nominated because each is of high ethical character, highly accomplished in his field with superior credentials and recognition, has a reputation, both personal and professional, that is consistent with the Company’s image and reputation, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his obligations as a director. Our directors as a group complement each other and each of their respective experiences, skills and qualities so that collectively the Board operates in an effective, collegial and responsive manner. Each director’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, appears on the following pages.

Nominee For Director

For a Term of Office Expiring at the 2012 Annual Meeting

George R. Krouse, Jr., 64, has served as a director of SBA since October 2009. Mr. Krouse, an attorney, retired in December 2007 after spending 37 years at the law firm of Simpson Thacher & Bartlett LLP, where he practiced in the corporate, capital markets and merger and acquisition areas. While at Simpson Thacher & Bartlett LLP, Mr. Krouse served as Head of the Corporate Department and Senior Administrative Partner of the firm.

Mr. Krouse currently serves on the Board of Visitors at Duke University School of Law and is a 2002 recipient of the Law School’s Distinguished Alumni Award. In 2006 he was appointed a Senior Lecturing Fellow at the Law School. The Board nominated Mr. Krouse to serve as a director of the Board because of his years and depth of experience as a securities and M&A partner at a major law firm, where he counseled large companies on matters of corporate governance, risk oversight, capital markets, general business matters and acquisition transactions, as well as his senior financial and business management experience at this same firm.

Nominees For Director

For a Term of Office Expiring at the 2013 Annual Meeting

Jack Langer, 61, has served as a director of SBA since May 2004. Mr. Langer is a private investor. From April 1997 to December 2002, Mr. Langer served as Managing Director and the Global Co-Head of the Media Group at Lehman Brothers Inc. From 1995 to 1997, Mr. Langer served as the Managing Director and Head of Media Group at Bankers Trust & Company. From 1990 to 1994, Mr. Langer served as Managing Director and Head of Media Group at Kidder Peabody & Company, Inc. Mr. Langer also serves on the Board of Directors of CKX, Inc., a publicly traded company engaged in the ownership, development and commercial utilization of entertainment content. The Board nominated Mr. Langer to serve as a director of the Board because of his management and advisory experience with national and global companies as well as his vast experience in investment banking, including his experience in raising capital for companies and mergers and acquisitions.

Jeffrey A. Stoops, 51, President, Chief Executive Officer and director, joined SBA in April 1997 and has served as a director of SBA since August 1999. Mr. Stoops was appointed Chief Executive Officer effective as of January 2002, President in April 2000, and previously served as our Chief Financial Officer. The Board nominated Mr. Stoops to serve as a director of the Board because of his current and prior senior executive and financial management experience at the Company, his operational knowledge and experience at the Company and his business and competitive knowledge of the wireless industry.

Kevin L. Beebe, 51, has served as a director of SBA since October 2009. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to investors and management, and whose clients include Carlyle Group, GS Capital Partners, KKR and TPG Capital. Previously he was Group President of Operations at ALLTEL Corporation, a telecommunications services company, from 1998 to 2007. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communications company. Mr. Beebe has been a director of Skyworks Solutions, Inc., a semiconductor company, since January 2004. The Board nominated Mr. Beebe to serve as a director of the Board because of his executive and management experience, and in particular his extensive experience in telecommunications.

Directors Continuing in Office

Directors Whose Terms Expire in 2011

Steven E. Bernstein, 49, our founder, has served as our Chairman since our inception in 1989 and was our Chief Executive Officer from 1989 to 2001. Mr. Bernstein is also involved in a number of personal commercial real estate investments. Mr. Bernstein has a Bachelor of Science in Business Administration with a major in Real Estate from the University of Florida. Mr. Bernstein is also a visiting professor at Lynn University, and serves on the board of various local charities. The Board nominated Mr. Bernstein to serve as a director of the Board because of his extensive senior management and operational experience in the wireless communications industry, including as the founder and first President and Chief Executive Officer, of the Company.

Duncan H. Cocroft, 66, has served as a director of SBA since August 2004. Mr. Cocroft is a private investor who retired in March 2004 from Cendant Corporation, a provider of consumer and business services primarily in the travel and real estate services industries. Mr. Cocroft was Executive Vice President—Finance and Treasurer of Cendant and Executive Vice President and Chief Financial Officer of PHH Corporation, Cendant’s wholly-

owned finance subsidiary. Prior to joining Cendant in June 1999, Mr. Cocroft served as Senior Vice President, Chief Administrative Officer and Principal Financial Officer of Kos Pharmaceuticals, where he was responsible for finance, information systems and human resources. His other prior senior management positions include Vice President—Finance and Chief Financial Officer of International Multifoods, an operator of food manufacturing businesses in the U.S. and Canada, and Vice President and Treasurer of Smithkline Beckman, a pharmaceutical company. Mr. Cocroft also served on the Board of Directors of Atlas Air Worldwide Holdings, Inc. from July 2004 to June 2006. The Board nominated Mr. Cocroft to serve as a director of the Board because of his past experience as a Chief Financial Officer and other financial oversight positions at large, global public companies, as well as other senior management experience including the oversight of information systems and human resources.

Director Whose Term Expires in 2012

Brian C. Carr, 48, has served as a director of SBA since May 2004. Since October 2009, Mr. Carr has been a private investor and consultant. From May 2008 to September 2009, he served as a co-founder and Chief Executive Officer of OralDNA Labs, a privately held salivary diagnostic company focused on the dental profession which was acquired by Quest Diagnostics in May 2009. Mr. Carr previously served as Chairman and Chief Executive Officer of American Esoteric Laboratories, a company engaged in advanced clinical laboratory testing, from June 2003 until January 2007 when it was acquired by Sonic Healthcare Limited. From November 2000 to April 2003, Mr. Carr was the President and a director of AmeriPath, Inc., a publicly held anatomic pathology laboratory company. From March 1997 to November 2000, Mr. Carr was the founder, President, Chief Executive Officer and a director of InformDX, a pathology services company that was acquired by AmeriPath. The Board nominated Mr. Carr to serve as a director of the Board because of his experience in founding, growing and managing public and private companies, including extensive mergers and acquisitions experience. The Board also recognized his accounting and financial experience gained initially through a Big Four public accounting firm and enhanced through his public and private company senior management positions.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the director nominees.

III. PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed E&Y to continue to serve as our independent registered certified public accounting firm for the 2010 fiscal year. E&Y has served as our independent registered certified public accounting firm since 2002. In the event our shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Ratification of the appointment of E&Y to serve as our independent registered certified public accounting firm for the 2010 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of E&Y for the 2010 fiscal year.

We expect a representative of E&Y to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of our 2009 financial statements and internal control over financial reporting, we entered into an agreement with E&Y which sets forth the terms by which E&Y performed audit services for us. That agreement is subject to alternative dispute resolution procedures for all claims, other than claims seeking non-monetary or equity relief.

Fees Paid to E&Y

We were billed for professional services provided with respect to fiscal years 2008 and 2009 by E&Y in the amounts set forth in the following table.

Services Provided	2008	2009
Audit Fees(1)	$1,737,036	$1,653,600
Audit-Related Fees	—	—
Tax Fees(2)	92,516	32,445
All Other Fees(3)	1,500	1,950

Total	$1,831,052	$1,687,995

(1)	These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K); (ii) reviews of our quarterly financial statements (Forms 10-Q); (iii) the audit of SBA’s internal control over financial reporting and attestation services in connection with SBA’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002; (iv) fees associated with assisting us with the preparation and review of our various documents relating to our debt offerings in 2008 and 2009, including the preparation of comfort letters; (v) fees associated with consents to registration statements filed in 2008 and 2009; and (vi) other statutory audits required for the years ended 2008 and 2009.
(2)	These professional services include fees associated with (i) compliance for preparation of tax returns, (ii) assistance with tax planning strategies and (iii) tax examination assistance.
(3)	These professional services include fees associated with providing SBA with the EY Global Accounting and Auditing Information Tool for Accounting Research.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee’s policy requires that the Audit Committee must approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has not implemented a policy or procedure which delegates the authority to approve, or pre-approve, audit or permitted non-audit services to be performed by E&Y. In connection with making any pre-approval decisions, the Audit Committee must consider whether the provision of such permitted non-audit services by E&Y is consistent with maintaining E&Y’s status as our independent auditors.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by E&Y during fiscal year 2009, as described above.

Audit Committee Report

The Audit Committee oversees the accounting and financial reporting processes of SBA on behalf of the Board of Directors. Management has primary responsibility for SBA’s financial statements, financial reporting process and internal controls over financial reporting. The independent auditors are responsible for performing an independent audit of SBA’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing reports thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee the accounting and financial reporting processes of SBA, including SBA’s internal controls over financial reporting, and the audits of the financial statements of SBA.

During the course of 2009 and the first quarter of 2010, the Audit Committee regularly met and held discussions with management and the independent auditors. In the discussions related to SBA’s consolidated financial statements for fiscal year 2009, management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2009, management’s annual report on internal control over financial reporting, the results of the independent auditor’s testing and the evaluation of SBA’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s assessment of internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (as amended) (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA’s financial statements for fiscal year 2009 is compatible with maintaining the independent auditors’ independence. The Audit Committee’s policy requires that the Audit Committee approve any audit or permitted non-audit service proposed to be performed by its independent auditors in advance of the performance of such service.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the written disclosures and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009 be included in SBA’s Annual Report on Form 10-K, for filing with the SEC.

See the portion of this proxy statement titled “Corporate Governance—Board Committees” beginning on page 14 for information on the Audit Committee’s meetings in 2009.

The Audit Committee

Kevin L. Beebe

Brian C. Carr

Duncan H. Cocroft

March 12, 2010

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report that follows shall not be incorporated by reference into this proxy statement.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the 2010 fiscal year.

IV. CORPORATE GOVERNANCE

Meetings

During 2009, the Board of Directors held a total of 11 meetings, including 5 regular meetings and 6 special meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he served during the period which he was a director. It is the policy of the Board of Directors of SBA to encourage its members to attend SBA’s Annual Meeting of Shareholders. All members of the Board of Directors were present at SBA’s 2009 Annual Meeting of Shareholders.

The non-management members of the Board of Directors generally meet in executive session at each regularly scheduled meeting of the Board.

Board Independence

The Nasdaq listing standards require that a majority of our Board of Directors and all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“NCG Committee”) be comprised of directors who are “independent,” as such term is defined by Rule 5605(a)(2) of Nasdaq’s Marketplace Rules. Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships. In March 2009, the Board undertook an annual review of director independence and determined that each of the directors then serving (other than Messrs. Bernstein and Stoops) was independent. Our Board of Directors undertook its annual review of director independence in February 2010. Based on this review, our Board of Directors has determined that each of our directors, with the exception of Messrs. Bernstein and Stoops, is independent.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, the Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for SBA. Currently, the Company separates the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for the strategic direction of the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. In addition, the Company believes that the current separation provides a more effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman of the Board to strengthen the Board’s independent oversight of the Company’s performance and governance standards.

Board Committees

The Board has three standing Committees: the Audit Committee, the Compensation Committee and the NCG Committee. Copies of the Committee charters of each of the Audit Committee, the Compensation Committee and the NCG Committee setting forth the responsibilities of the Committees can be found under the Investor Relations-Corporate Governance section of our website at http://ir.sbasite.com/governance.cfm, and such information is also available in print to any shareholder who requests it through our Investor Relations department. We periodically review and revise the Committee charters. The Board adopted a revised NCG Committee Charter on July 30, 2009, and a revised Audit Committee Charter and Compensation Committee Charter on October 29, 2009. A summary of the current composition of each Committee and its responsibilities is set forth below.

Name	Audit	Nominating and Corporate Governance	Compensation
Steven E. Bernstein(1)	—	—	—
Jeffrey A. Stoops	—	—	—
Kevin L. Beebe	Member	Member	—
Brian C. Carr	Member	—	Chair
Duncan H. Cocroft	Chair	—	Member
George R. Krouse Jr.	—	Member	Member
Jack Langer	—	Chair	Member

(1)	Chairman of the Board

In addition to the current members, Philip L. Hawkins was a member of the NCG Committee and Compensation Committee from January 1, 2009 through May 7, 2009, the effective date of the end of his term as a Class I director, and Steven E. Nielsen was a member of the Audit Committee and Compensation Committee from January 1, 2009 through May 7, 2009, the effective date of the end of his term as a Class I director.

•  Audit Committee

Number of Meetings in 2009: 9

The Audit Committee has been assigned the principal function of establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee Chairperson reports on Audit Committee actions and recommendations at Board of Director meetings.

Audit Committee Financial Expert: The Board of Directors has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Duncan H. Cocroft, an independent director in accordance with the applicable independence standards for directors and audit committee members under Rule 5605(a)(2) and IM 5605-3 of Nasdaq’s Marketplace Rules, meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Cocroft’s business experience, see “Proposal 1—Election of Directors.”

•  Compensation Committee

Number of Meetings in 2009: 11

The Compensation Committee establishes salaries, incentives and other forms of compensation for our Chief Executive Officer, Chief Financial Officer, our other three most highly compensated executive officers, our Chief Accounting Officer (collectively, the “Officer Group”) and our directors. In addition, the Compensation Committee is responsible for administering our equity-based compensation plans, including awards under such plans. The Compensation Committee Chairperson reports on Compensation Committee actions and recommendations at Board of Director meetings.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of outside legal or other experts and advisors as it deems necessary and appropriate to assist the Compensation Committee in fulfilling its duties and responsibilities. In August 2007, the Compensation Committee selected and retained F.W. Cook & Co., Inc. (“FW Cook”), an independent management compensation consulting firm, to provide the Compensation Committee a review and analysis of the existing executive compensation program and to assist the Compensation Committee in the determination of SBA’s 2009 executive compensation and director compensation. See the discussion under “Compensation Discussion & Analysis—Role of the Compensation Consultant and Market Assessment” for a discussion of the material instructions and directions that the Compensation Committee gave to FW Cook in connection with the performance of FW Cook’s duties under their engagement relating to 2009 compensation. FW Cook does not perform any other services for us other than its consulting services to the Compensation Committee. We believe that the use of independent consultants provides additional assurance that our programs are reasonable and consistent with our objectives.

Role of Management and Delegation of Authority. As more fully discussed under “Compensation Discussion and Analysis—Management’s Role in the Compensation-Setting Process,” our Chief Executive Officer provides the Compensation Committee with (1) evaluations of each member of our Officer Group and (2) recommendations regarding base salary levels, the performance metrics, relative weightings and levels for our annual incentive compensation and equity-based compensation awards to be paid to each member of our Officer Group. The Compensation Committee may delegate to SBA’s management the authority to administer incentive compensation and benefit plans provided for employees, including the authority to grant awards to certain recipients under our equity-based compensation plans, as it deems appropriate and to the extent permitted by applicable laws, rules, regulations and Nasdaq listing standards.

•  Nominating and Corporate Governance Committee

Number of Meetings in 2009: 6

The NCG Committee has been assigned the functions of (i) soliciting, considering, recommending and nominating candidates to serve on the Board under criteria adopted by it from time to time; (ii) advising the Board with respect to Board composition, procedures and the Committees; (iii) overseeing periodic evaluations of the Board and the Committees, including establishing criteria to be used in connection with such evaluations; and (iv) reviewing and reporting to the Board on a periodic basis with regards to matters of corporate governance. The NCG Committee Chairperson reports on NCG Committee actions and recommendations at Board of Director meetings. The NCG Committee has in the past and may in the future retain the services of a third party search firm providing recruitment and leadership development services to assist the NCG Committee in identifying and evaluating potential nominees for the Board of Directors.

Consideration of Director Nominees. The NCG Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. If a shareholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary no earlier than December 7, 2010 and no later than January 6, 2011 in accordance with the instructions set forth later in this proxy statement under “Shareholder Proposals for 2011 Annual Meeting.” Pursuant to our Bylaws, each written notice must set forth:

(1)	the name and address of the shareholder and the beneficial owner, if any, who is making the nomination;

(2)	the number of shares of SBA’s Class A common stock that are owned of record or beneficially owned by the shareholder, and any other ownership interest in the shares of SBA, including any direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of SBA (“Synthetic Equity Interests”) by the shareholder, the date these interests were acquired and the investment intent of such acquisition;

(3)	a representation that the shareholder was a shareholder of record at the time of the giving of notice, will be a shareholder of record at the time of the Annual Meeting, is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to nominate the person or propose the business specified in the notice;

(4)	a representation as to whether the shareholder or the beneficial owner, if any, intends, or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal or (b) otherwise solicit proxies from shareholders in support of such proposal or nomination; and

(5)	any other information relating to the shareholder and the beneficial owner, if any, that would be required to be included in a proxy statement filed pursuant to the rules of the SEC.

If the notice relates to any business other than a nomination of a director that the shareholder proposes to bring before the Annual Meeting, the notice must state:

(1)	a brief description of the business, the reasons for conducting such business at the Annual Meeting and any material interest of the shareholder and beneficial owner, if any, in such business;

(2)	a description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person in connection with the proposal of such business; and

(3)	any other information as would be required to be included in a proxy statement, filed pursuant to the rules of the SEC, had the matter been proposed or intended to be proposed by the Board.

If the notice relates to the nomination of a director, the notice must state as to each person whom the shareholder proposes to nominate as a director of the Board:

(1)	the name, age and address of the proposed nominee;

(2)	a complete biography or statement of the proposed nominee’s qualifications, including principal occupation or employment of the nominee (present and for the past five years), education, work experience, knowledge of SBA’s industry, membership on the board of directors of another corporation and civic activity;

(3)	the number of shares of SBA’s Class A common stock that are owned of record or beneficially owned by the proposed nominee, and any other ownership interest in the shares of SBA by the proposed nominee, whether economic or otherwise, and any Synthetic Equity Interests, the date these interests were acquired and the investment intent of such acquisition;

(4)	a description of all arrangements or understandings between the shareholder and the proposed nominee and/or any other person pursuant to which the nomination is to be made by the shareholder;

(5)	such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules of the SEC, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the SEC and Nasdaq and information regarding the candidate’s attributes that the NCG Committee of the Board of Directors would need to consider in order to assess whether such proposed nominee would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC; and

(6)	the candidate’s consent to serve as a director of SBA if elected.

The NCG Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the NCG Committee, in accordance with the Criteria for Nomination to the Board of Directors, which contains the following requirements, among others, for suitability:

•	high ethical character and a reputation that is consistent with SBA’s reputation;

•	superior credentials;

•	current or prior experience as a CEO, President or CFO of a public company or leading a complex organization;

•	relevant expertise and experience;

•	the number of other boards (and their committees) on which a candidate serves;

•	the ability to exercise sound business judgment; and

•	the lack of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

While the Company does not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the NCG Committee will consider diversity as one factor in identifying and evaluating potential director candidates.

The Criteria for Nomination to the Board of Directors is set forth in Annex A to the NCG Committee charter, which, as discussed above, can be found on our website, www.sbasite.com, under the Investor Relations-Corporate Governance section. The NCG Committee will meet with candidates to review their qualifications and will request such materials from each candidate as the NCG Committee deems necessary.

Risk Management

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. In carrying out its responsibilities, the Audit Committee works closely with Internal Audit and other members of the Company’s enterprise risk management team. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies their oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Compensation Committee Interlocks and Insider Participation

None of the directors who served as members of the Compensation Committee for any part of the fiscal year ended December 31, 2009 served as an officer or employee of ours or any of our subsidiaries during the 2009 fiscal year. There were no transactions during the 2009 fiscal year between us and any of the directors who served as members of the Compensation Committee for any part of the 2009 fiscal year.

Certain Relationships and Related Transactions

Since January 1, 2009, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Class A common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

Code of Ethics/Related Party Transaction Policy

The Board of Directors has adopted our Code of Ethics for Senior Financial Officers (“Code of Ethics”), which we periodically revise. The Board adopted a revised Code of Ethics on October 29, 2009. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver. The Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer to promote honest and ethical conduct, proper disclosure in SBA’s periodic filings, and compliance with applicable laws, rules and regulations. Our Code of Ethics is available to view at our website, www.sbasite.com, under the Investor Relations-Corporate Governance section.

We are committed to upholding the highest ethical and legal conduct in fulfilling our responsibilities and recognize that related person transactions can present a heightened risk of actual or apparent conflicts of interest. Accordingly, it is our preference to avoid related person transactions generally. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which SBA is a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of SBA’s Class A common stock, or any immediate family member of such persons has or will have a direct or indirect material interest.

The Board of Directors has adopted our Code of Conduct for Directors, Officers and Employees (“Code of Conduct”), which we periodically revise. The Board adopted a revised Code of Conduct on October 29, 2009. Our Code of Conduct requires directors, officers and all other employees to conduct themselves in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest. Our Code of Conduct generally requires (i) officers and directors to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to the General Counsel; and (ii) employees to disclose any outside activities, financial interests or relationships that may present a possible conflict of interest or the appearance of a conflict to their immediate supervisor. The General Counsel will determine if any such outside activities, financial interests or relationships constitute a conflict of interest and a related person transaction on a case-by-case basis and will promptly disclose such activities, interests or relationships to the appropriate Committee for their review and appropriate action, if necessary. Under applicable Nasdaq rules, all related person transactions, as defined in Item 404 of S-K, must be approved by our Audit Committee or another independent body of the Board of Directors. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. All related person transactions will be disclosed in our applicable SEC filings as required under SEC rules.

Corporate Governance Guidelines

On May 6, 2008, the Board of Directors voluntarily adopted our Corporate Governance Guidelines which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include director independence, director qualifications, committee membership and structure, shareholder communications with the board, director compensation and the annual performance evaluation of the Board. Our Corporate Governance Guidelines provide, among other things, that:

•	A majority of directors of the Board must be independent as defined by Nasdaq Marketplace Rules;

•	No director may serve on more than two public company boards in addition to SBA’s Board without prior consultation with the Chairman of the NCG Committee;

•	The Board will appoint all members of the Board committees;

•	The Board will have, at all times, an Audit Committee, Compensation Committee and NCG Committee, and each of their members will be independent; and

•	The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

Our Corporate Governance Guidelines are available to view at our website, www.sbasite.com, under the Investor Relations-Corporate Governance section. From time to time, the NCG Committee will review our Corporate Governance Guidelines, and, if necessary, will recommend changes to the Board.

Director Compensation

General. The Board maintains a compensation arrangement for the non-executive directors of the Board. For 2009 and 2010, the Board compensation arrangement is comprised of the following types and levels of compensation:

•

Initial Equity Grant. The 2001 Equity Participation Plan provides for an initial grant of stock options to each newly elected Independent Director, which the plan defines as a director who is a non-employee director pursuant to Rule 16b-3 of the Exchange Act of 1934. At the time of such initial election, each newly elected Independent Director is entitled to receive a grant of non-qualified stock options to purchase 25,000 shares of Class A common stock with a per share exercise price equal to the fair market value per share of such stock at the grant date. These options vest and become exercisable in equal annual installments on each of the first five anniversaries of the grant date so long as the director continues to serve as a member of our Board of Directors. Mr. Beebe and Mr. Krouse received an initial equity grant of options for 25,000 shares of Class A common stock on October 28, 2009, the effective date of their appointments to the Board.

•

Annual Equity Grant. In 2008, the Compensation Committee adopted a policy that each non-executive director, which includes Mr. Bernstein, would receive, at each Annual Meeting, an annual grant of non-qualified stock options to purchase shares of Class A common stock with an aggregate grant date value of $100,000, calculated in accordance with FASB ASC Topic 718, except that the stock price used in the calculation is a derived price equal to the average closing price of our common stock in the two calendar months of March and April and excludes the estimated impact of assumed forfeitures. Pursuant to this policy, on May 7, 2009, each non-executive director of the Board was granted non-qualified stock options to purchase 9,374 shares of Class A common stock with an exercise price of $24.38 per share, the closing price of the Class A common stock on May 7, 2009. One-third of these shares will vest on the earlier of the anniversary of the grant date or the day immediately prior to the annual meeting of shareholders in each of 2010, 2011 and 2012. Effective April 1, 2010, the Compensation Committee amended this policy to provide that the $100,000 equity grant would be awarded 1/3rd in restricted stock units and 2/3rd in stock options, similar to the change adopted for equity grants to NEOs. The actual amount of shares of restricted stock units and stock options will continue to be calculated in accordance with FASB ASC Topic 718 (successor to SFAS 123(R)), except that the stock price used in the calculation will be a derived price equal to the average closing price of our common stock in the two calendar months of March and April and exclude the estimated impact of assumed forfeitures. Restricted stock units and stock options will vest on the first, second and third year anniversary of their grant. In addition to the acceleration provisions provided under the relevant equity plan, annual equity grants to directors immediately vest if a director resigns from the board of directors, provided the director has completed three full years of service as a director prior to the effective date of such resignation.

•

Retainer and Fees Paid in Cash. For 2009, each non-employee director received an annual retainer of $25,000. In addition, each non-employee director received a per meeting fee of $1,500 per in-person meeting and $750 per telephonic meeting regardless of the length of the meeting. Effective April 1, 2010, each non-employee director will receive an annual retainer of $65,000 and all per meeting fees (in-person and telephonic) have been eliminated. For 2009 and 2010, each of the Audit Committee Chair and the Compensation Committee Chair receives an additional retainer of $10,000 while the Chair of the NCG Committee receives an additional retainer of $5,000. For 2009, all retainer fees were payable quarterly in cash or shares of Class A common stock at the option of the director. Effective April 1, 2010, the retainer fees will be payable solely in cash. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors and/or Committee meeting. Other than the Chairs of each of the Committees, directors who serve on any of the Committees of the Board of Directors described above do not receive any additional compensation for their services as a Committee member.

During 2009, each of Messrs. Carr, Cocroft and Langer received the annual cash compensation for his service as a director. Messrs. Beebe, Hawkins, Krouse and Nielsen received a prorated amount of cash compensation for their period of service as directors during the year. Additionally, each of Messrs.

Cocroft, Langer and Carr received the annual cash compensation for his service as Audit Committee Chair, NCG Committee Chair and Compensation Committee Chair, respectively. Directors who are employees do not receive any additional compensation for their services as a director.

•

Non-Executive Chairman Compensation. Mr. Bernstein currently does not receive a retainer or meeting fees for serving as director. Mr. Bernstein received $48,544 in compensation during 2009 (excluding compensation attributable to option awards), including a salary of $40,000, for his strategic and advisory services as our non-executive Chairman, and is expected to receive at least $65,000 in salary during 2010. Mr. Bernstein is an employee of SBA and therefore is eligible to participate in all employee benefits and receives the supplemental medical reimbursement insurance that we provide to certain of our officers and key employees. During 2009, Mr. Bernstein’s perquisites consisted of $5,636 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan and $2,908 of company matching contributions to Mr. Bernstein’s 401(k) plan.

Director Compensation

The following table sets forth information regarding the compensation of our non-executive directors for 2009. Mr. Stoops, our Chief Executive Officer and President, is omitted from the table as he does not receive any additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Steven E. Bernstein	—	102,246	48,544	(3)	150,790
Kevin L. Beebe	13,000	323,768	—		336,768
Brian C. Carr	71,000	102,246	—		173,246
Duncan H. Cocroft	67,250	102,246	—		169,496
Philip L. Hawkins	26,750	—	—		26,750
George R. Krouse Jr.	13,000	323,768	—		336,768
Jack Langer	65,250	102,246	—		167,496
Steven E. Nielsen	27,500	—	—		27,500

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards for the fiscal year ended December 31, 2009 computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the fiscal 2009 grants, refer to Note 16 in our financial statements for the year ended December 31, 2009, which is included in our Annual Report on Form 10-K filed with the SEC.
(2)	The following table sets forth the aggregate number of unexercised stock options outstanding at December 31, 2009 for each of our non-executive directors.

Name	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2009
Steven E. Bernstein	45,555
Kevin L. Beebe	25,000
Brian C. Carr	38,888
Duncan H. Cocroft	48,888
Philip L. Hawkins	—
George R. Krouse Jr.	25,000
Jack Langer	73,888
Steven E. Nielsen	—

(3)	This amount represents $40,000 of salary, $5,636 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $2,908 of company matching contributions to the recipient’s 401(k) plan.

V. EXECUTIVE OFFICERS

Set forth below is certain information relating to our current executive officers and key employees. Biographical information with respect to Mr. Stoops is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position
Jeffrey A. Stoops	51	President and Chief Executive Officer
Brendan T. Cavanagh	38	Senior Vice President and Chief Financial Officer
Kurt L. Bagwell	45	Senior Vice President and Chief Operating Officer
Thomas P. Hunt	52	Senior Vice President, Chief Administrative Officer and General Counsel
Jason V. Silberstein	41	Senior Vice President—Property Management
Brian D. Lazarus	38	Vice President and Chief Accounting Officer
Mark R. Ciarfella	44	Vice President—Tower Development
Jorge Grau	47	Vice President and Chief Information Officer
Pamela J. Kline	46	Vice President—Capital Markets
Neil H. Seidman	43	Vice President—Mergers and Acquisitions
Jim D. Williamson	64	Vice President—Services

Brendan T. Cavanagh, CPA, has served as our Senior Vice President and Chief Financial Officer since September 2008. Mr. Cavanagh joined SBA in 1998 and has held various positions, including serving as Vice President and Chief Accounting Officer from June 2004 to September 2008 and Vice President—Site Administration from January 2003 to June 2004. Prior to joining us, Mr. Cavanagh was a senior accountant with Arthur Andersen LLP where he was employed for three years.

Kurt L. Bagwell has served as our Senior Vice President and Chief Operating Officer since January 1, 2002. Mr. Bagwell joined SBA Network Services, Inc., a subsidiary of ours, in February 2001 as Vice President of Network Services. Prior to joining us, Mr. Bagwell served as Vice President—Site Development for Sprint PCS from May 1995 to February 2001.

Thomas P. Hunt has served as our Senior Vice President and General Counsel since September 2000. In May 2007, Mr. Hunt was also appointed Chief Administrative Officer. Prior to joining SBA, Mr. Hunt was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 16 years in the corporate and real estate areas. Mr. Hunt is a member of the Florida Bar.

Jason V. Silberstein, who has served as our Vice President—Property Management since April 2000, was promoted to Senior Vice President—Property Management in February 2009. Mr. Silberstein joined SBA in 1994 and has held various positions with us, including Director—Property Management and Regional Director—Florida.

Below is a summary of the business experience of each of our key employees.

Brian D. Lazarus, CPA, has served as SBA’s Vice President and Chief Accounting Officer since September 2008. Mr. Lazarus joined SBA in October 2006 and served as SBA’s Controller from October 2006 to September 2008. Prior to joining SBA, Mr. Lazarus was the Corporate Controller for AllianceCare, a privately owned multi-state health care organization, from December 2003 until October 2006. From April 2001 to December 2003, Mr. Lazarus was a Senior Audit Manager with Ernst & Young LLP. Previously, Mr. Lazarus spent six years with KPMG LLP.

Mark R. Ciarfella joined SBA in July 2007 as our Vice President—Tower Development. From 1997 to 2007, Mr. Ciarfella was the co-owner of a Florida based site development services company that provided site acquisition, zoning, construction management and program management services to the wireless telecommunication industry and was a partner in a communication tower company that specialized in building towers in the State of Florida. Mr. Ciarfella has more than 14 years experience in the wireless telecommunication industry working directly with PrimeCo Personal Communications and as a consultant for multiple other carriers.

Jorge Grau has served as our Vice President and Chief Information Officer since January 2006. Mr. Grau joined SBA in August 2003 as the Vice President of Information Technology. Prior to joining SBA, from July 2002 through August 2003, Mr. Grau was Director of Information Technology for Vision Care Holdings and, from August 1989 to May 2002, Mr. Grau served as Chief Information Officer of Bentley’s Luggage Corporation.

Pamela J. Kline has served as our Vice President—Capital Markets since January 2001. Ms. Kline joined SBA in 1997 and has held various positions, including Director of Finance and Accounting and Chief Accounting Officer. Prior to joining us, Ms. Kline was an Audit Manager with Arthur Andersen LLP where she was employed for 10 years.

Neil H. Seidman has served SBA in merger and acquisition activity since June 1997. From June 1997 to December 2001, Mr. Seidman served as our Director of Acquisitions and Associate General Counsel. From January 2002 to December 2008, Mr. Seidman served as our primary outside mergers and acquisitions counsel as a partner in the law firm of Seidman, Prewitt, DiBello & Lopez, P.A. On January 1, 2009, Mr. Seidman rejoined SBA as our Vice President—Mergers and Acquisitions. Mr. Seidman is a member of the Florida, New York, Maryland and Washington D.C. bars.

Jim D. Williamson, who has served as our Vice President—Southeast Region since January 2001, was named our Vice President—Services in March 2009. Mr. Williamson joined us in October 1995 and has held various positions with us, including Vice President—Southeast Region from January 2001 to March 2009, Program Manager and Project Director responsible for network buildouts. Prior to joining us, Mr. Williamson was employed for 28 years in various capacities with BellSouth.

VI. COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis is designed to provide our shareholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and 2009 compensation programs and actions. Our Compensation Committee is responsible for SBA’s compensation philosophy, as well as making determinations regarding all forms of compensation for our named executive officers, or NEOs and approving all awards of equity grants. In addition our Compensation Committee sets the compensation of our principal accounting officer.

We design our executive officer compensation program to reward our NEOs for our sustained financial and operational performance, their contribution to the company and the creation of long-term value for our shareholders. For 2009, our base salaries and long-term incentive, which were set at the beginning of the year, reflected a conservative approach to compensation in light of the economic uncertainties facing the U.S. economy and SBA at the time. Our annual incentive compensation for our executives, which was awarded after the end of the fiscal year, reflected the strong operational performance and financial growth that we experienced during the year despite challenging financial markets. During 2009, we successfully executed on our three-part strategy to increase long term shareholder value by means of:

•	strong organic growth;

•	portfolio growth that meets our investment criteria; and

•	active balance sheet management.

Our total revenue grew 17.0 % while our site leasing revenue grew by 20.6% and tower cash flow grew by 23.0%. We exceeded the high end of our guidance on site leasing revenue, tower cash flow and Adjusted EBITDA. Additionally, we grew equity free cash flow by 22.1% and posted equity free cash flow per share of $1.69 in 2009 compared to $1.48 per share in 2008, an increase of 14.2%. We successfully issued $1.3 billion of new debt, allowing us to refinance all of our 2010 maturities well in advance of their due date. These financing transactions also provided us the flexibility to continue our portfolio growth, demonstrated by a 6% increase in tower sites owned during 2009.

The foregoing financial and operational results are as defined and discussed in our earnings release and Form 10-K for the year ended December 31, 2009.

Compensation Philosophy and Objectives

The philosophy of our executive compensation program is to align pay with performance, keep overall compensation competitive and ensure that we can recruit, motivate and retain executives. The three principles of our compensation philosophy are as follows:

•

Total direct compensation levels should be sufficiently competitive to attract and retain the highest quality officers. We seek to maintain an executive compensation program that attracts, motivates and retains high performance officers. Our executive compensation program rewards those officers for our financial, operational and stock price growth and enhances our ability to compete for talent. Total direct compensation opportunity (i.e., maximum achievable compensation) should increase with position and responsibility.

•

Performance-based incentive compensation should constitute a substantial portion of total compensation. We seek to foster a pay-for-performance culture, with a significant portion of total direct compensation being performance-based and/or “at risk.” Accordingly, a substantial portion of total compensation should be tied to and vary with our financial, operational and stock price performance, as well as individual performance. We view two components of our total compensation program, annual incentive compensation and equity-based compensation, as being performance-based and/or “at risk.” Executives with greater responsibilities and the ability to directly impact our strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•

Long-term incentive compensation should align executives’ interests with our shareholders’ interests to further the creation of long-term shareholder value. Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and incentivize executives to manage our company from the perspective of owners with a meaningful stake, and to encourage them to remain with us for long and productive careers. Equity-based compensation also subjects our executives to market risk, a risk borne by our shareholders.

This philosophy is the basis of the Compensation Committee’s decisions regarding each of the following three components of pay: base salary, annual incentive compensation and equity-based compensation, each of which is discussed in detail below.

The Compensation Committee does not decrease total direct compensation based upon realized or unrealized gains from prior compensation nor does it increase or decrease total direct compensation to compensate for stock price fluctuations. The Compensation Committee believes that doing so would reduce the motivation for continued high achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail beginning on page 43, have not affected the Compensation Committee’s decisions regarding other components of compensation. Those arrangements serve very specific purposes that are unrelated to the determination of a NEO’s total direct compensation for a specific year.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer, Jeffrey A. Stoops, provides the Compensation Committee with (1) evaluations of each NEO, other than himself, and (2) recommendations regarding base salary levels, the performance metrics, relative weightings and levels for our annual incentive compensation and equity-based compensation awards to be paid to each NEO, other than himself. Additionally, upon the Compensation Committee’s request, Mr. Stoops attends Compensation Committee meetings and provides other information to the Compensation Committee as requested. Mr. Stoops is never present during Compensation Committee deliberations of his own compensation.

Role of the Compensation Consultant and Market Assessment

Role of the Compensation Consultant. The Compensation Committee Charter provides the Compensation Committee with the authority to retain and terminate any compensation consultant or other adviser it deems appropriate. The Compensation Committee’s process in setting compensation for the CEO and each other NEO is aided by a compensation consultant who is selected and retained by, and reports directly to, the Compensation Committee. For 2009, the Compensation Committee selected and retained F.W. Cook & Co., Inc. (“FW Cook”) to:

•	review those companies that comprise our peer group;

•	provide a competitive analysis of our compensation components against our peer group for our NEOs;

•	review the effectiveness of our compensation programs, including our annual and long term incentive programs;

•	assist in the determination of 2009 compensation for our NEOs;

•	provide support in the review, negotiation and execution of new employment agreements with Messrs. Bagwell, Hunt and Cavanagh; and

•	review the Compensation Discussion and Analysis in the annual proxy statement.

FW Cook does not perform any other services for us other than its consulting services to the Compensation Committee.

Market Assessment. At the beginning of the executive compensation setting process each year, the Compensation Committee, in consultation with its independent compensation consultant, determines the process by which it will ensure that SBA’s executive compensation is competitive. For 2009, based upon the recommendation of FW Cook, the Compensation Committee reviewed compensation data from a group of peer companies of similar size relative to SBA in connection with their executive compensation setting process. The primary size measures used in selecting companies for the peer group were revenues, EBITDA and market capitalization. For 2009, the peer group (the “Peer Group”) was comprised of 18 companies, 9 from communications-related industries and 9 from the real estate investment trust (REIT) sector, as we believe companies in each of these two industries have business characteristics that are similar to our business. This Peer Group is the same as the peer group used in 2008, except that Frontier Communications Corp. and HCP, Inc. were removed to provide a peer group that was more reflective of SBA in terms of company size.

COMMUNICATIONS RELATED COMPANIES	REITS
• American Tower Corporation	• Camden Property Trust
• Cbeyond, Inc.	• Corporate Office Properties Trust
• Clearwire Corporation	• Digital Realty Trust, Inc.
• Crown Castle International Corp.	• Duke Realty Corporation
• Equinix, Inc.	• Essex Property Trust, Inc.
• Fairpoint Communications, Inc.	• Health Care REIT, Inc.
• Lamar Advertising Company	• Liberty Property Trust
• NTELOS Holdings Corp.	• Realty Income Corporation
• Syniverse Holdings, Inc.	• Ventas, Inc.

Relative to the Peer Group, (i) SBA’s 2009 revenue was slightly below the 25th percentile, (ii) SBA’s 2009 EBITDA and market capitalization were between the median and the 75th percentile and (iii) SBA’s total assets at the end of 2009 was approximately median.

The Compensation Committee began the 2009 executive compensation setting process by reviewing the compensation data of the Peer Group. The Compensation Committee compared the base salaries, target total cash compensation (salary plus cash bonus opportunity), long-term incentives awards and target total direct compensation (salary plus cash bonus opportunity plus value of long-term incentives) payable to each NEO to the 25th percentile, the median and 75th percentile target opportunity of the Peer Group to ensure that SBA’s target compensation was competitive and that the Compensation Committee understood and was cognizant of any divergence from the median. Traditionally, the Compensation Committee has guided base salaries and target total cash compensation to be slightly below the median of the peer group and long-term incentive values and total direct compensation to be slightly above median. However, compensation market data and ranges provide only a reference point for the Compensation Committee. Depending upon company and individual performance, the base salary, target total cash compensation, long-term incentive award values and target total direct compensation for our CEO or any other NEO could be, in the discretion of the Compensation Committee, at, below or above the median for that position.

In establishing base salaries, annual incentive awards and long-term incentives, the Compensation Committee noted that the base salaries, target total cash compensation and target total direct compensation of each of our NEOs was below the median of the Peer Group, in many cases materially less, while long-term incentive values were below median for most of the NEOs. However, notwithstanding data which supported in some cases greater increases, the Compensation Committee decisions on 2009 base salaries and long-term incentive awards were heavily influenced by the difficult business and economic climate in early 2009 and the material loss of shareholder value experienced by public companies in general and SBA in particular in the second half of 2008.

Executive Compensation Components and 2009 Compensation Decisions

To achieve its compensation philosophy and objectives, the Compensation Committee has utilized three components of total direct compensation (“TDC”)—base salary, annual incentive compensation and equity-based incentive compensation. We do not currently provide our NEOs with a pension plan, deferred compensation or other long term incentive compensation other than the ability to contribute their earnings to SBA’s 401(k) Plan.

As discussed further below, each element of our 2009 compensation program is intended to encourage and foster the following results and behaviors:

We designed our compensation program to provide executives the appropriate incentives to pursue quality long-term growth without encouraging inappropriate risk taking. As discussed below, under our plan, our annual incentive opportunities are capped for each of our NEOs other than Mr. Silberstein, while our long-term incentives have historically been structured solely as stock options, which only generate realized value to the executive if our stock price experiences long-term price appreciation. While we began to use restricted stock units, in addition to stock options, as a form of equity-based compensation in 2010, we continued to maintain the majority of an executive’s equity based compensation (2/3rds) in stock options.

Base Salaries

Why we pay base salaries. The Compensation Committee believes that payment of competitive base salaries is an important element in attracting, retaining and motivating our executives. In addition, the Compensation Committee believes that having a certain level of fixed compensation allows our executives to dedicate their full time business attention to our company. Each executive’s base salary is designed to provide the executive with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries represent less than 25% of the total direct compensation opportunity for each NEO.

How base salaries are determined. To the extent that we have entered into employment agreements with a NEO, such employment agreement provides a minimum level of base salary for the executive officer. The Compensation Committee, however, is able to increase each officer’s salary as it deems appropriate. At the beginning of each fiscal year, the Compensation Committee reviews our Chief Executive Officer’s salary recommendations for each NEO other than himself, and then establishes salaries for such year through Compensation Committee deliberations. When we set the base salaries for the NEOs, we consider a number of factors, including: compensation market data discussed above, the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and the assessment of the executive’s performance and other circumstances, including, for example, time in position. In addition, the Compensation Committee takes into consideration evaluations of each individual NEO, market changes and the economic and business conditions affecting SBA at the time of the evaluation.

2009 Base Salary Decisions. In early 2009, the Compensation Committee reviewed base salaries for the CEO and each other NEO and compared these amounts to the median base salaries of the Peer Group. The salaries of our CEO and each other NEO was below the 50th percentile of base salaries paid by the Peer Group, ranging from 7% below to 28% below. While the Compensation Committee believed that the performance of SBA and each of our NEOs warranted a base salary increase, in recognition of the challenging liquidity and economic conditions facing the US markets, the Compensation Committee decided to limit these increases. Consequently, rather than being brought up to slightly below median, base salary increases were limited to 2.4% for our CEO and 2.5% for each other NEO. This increase was below the average 3.5% increase budgeted for other SBA employees in 2009.

Annual Incentive Compensation

Below is information regarding our annual incentive compensation program for our NEOs, other than Mr. Silberstein who is discussed separately below. Our annual incentive compensation program has traditionally consisted of an annual cash bonus payment that we award based on achievement of company-wide annual performance measures and a subjective evaluation of the executive’s contribution during the year. The Compensation Committee believes that by providing annual incentive compensation in the form of a cash bonus it achieves an appropriate balance between cash and non-cash annual compensation for our NEOs.

Why we pay annual incentive compensation. The Compensation Committee believes that the annual incentive compensation program encourages actions by the executive officers that positively contribute to our financial and operating results and achieve other goals that the Board has recognized as important for the success of our company. The appropriateness of these performance metrics and their correlation to SBA’s overall growth strategy is reviewed and revised annually, if necessary. The annual incentive awards are designed to reward current performance by basing payment on the achievement of both quantitative performance metrics that reflect the success of our business and on a qualitative analysis of the executive’s contribution to achieving SBA’s financial and operational performance.

How annual incentive compensation awards are determined. Annual incentive compensation awards are determined in four steps: (1) determination of the cash bonus opportunity, (2) establishment of the company-wide financial and/or operational performance metrics, (3) approval of the minimum, target and maximum levels of each performance metric for such year and the amount of bonus that will be earned for achievement of such level and (4) upon completion of the year, a review of SBA’s and the NEO’s performance against such performance metrics.

As discussed above, the Compensation Committee establishes annual cash bonus opportunities for each NEO, other than for Mr. Silberstein whose bonus structure is discussed below. These cash bonus opportunities are expressed as a percent of base salary. To the extent that we have entered into employment agreements with a NEO, such employment agreement establishes the minimum annual cash bonus opportunities, expressed as a percentage of the then current base salary, for the NEO. The bonus opportunity, however, may be increased by the Compensation Committee in its discretion. For 2009, the annual cash bonus opportunities for Messrs. Stoops, Bagwell and Hunt were maintained at 100% of their respective base salary, equal to their 2008 annual cash bonus opportunity. The annual cash bonus opportunity for Mr. Cavanagh was increased to 75% in 2009 reflecting his increased responsibilities and strong performance in 2008.

At the beginning of each year, the Compensation Committee, based on recommendations from the CEO, establishes the company-wide financial and, if applicable, operational performance metrics and the relative weightings to be assigned to each such performance metric for each NEO based on the scope of responsibilities for each executive. Based on recommendations from the CEO and a review of the company’s internal business and strategic plan, the Compensation Committee then approves the budget, target and maximum levels for each performance metric and the amount of bonus that will be earned for achievement of such level.

Achievement at the budget level entitles the NEO to 50% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the target level entitles the NEO to 100% of the amount of bonus earnable by the NEO for the applicable performance metric. Achievement at the maximum level entitles the NEO to 150% of the amount of bonus earnable by the NEO for the applicable performance metric. If SBA achieves between the budget and target or between target and maximum of any performance metric, the amount of the bonus payment with respect to that metric is calculated on a linear basis.

With respect to the subjective component of the annual cash incentive compensation, the determination of how much to award is based on the discretion of the Compensation Committee. Annually, the Compensation Committee evaluates the CEO’s individual performance and the CEO evaluates the individual performance of every other NEO. The CEO presents such evaluation and his recommendations regarding the subjective component of the annual cash incentive compensation earned by each NEO to the Compensation Committee for their consideration. The subjective component, similar to the financial and/or operational performance metrics, is awarded as a score, with a minimum of 50% being performance at the minimum level for which a bonus would be awarded, 100% for an excellent year and 150% for an extraordinary year. This evaluation is inherently subjective and depends on an over-all analysis of the effectiveness of the individual executive and his ability to meet Company expectations. The Compensation Committee then conducts its own deliberations and approves the portion, if any, of the subjective component which has been earned by each NEO.

While the Compensation Committee retains the authority to pay more than the amount of the annual cash bonus opportunity in its discretion, the Compensation Committee’s current guidelines are that NEOs (other than Mr. Silberstein) may not receive more than 100% of their respective annual cash bonus opportunity absent circumstances that were not contemplated in our annual planning, budgeting or incentive compensation performance goal setting processes. Consequently, while achievement of Adjusted EBITDA above the target level or a subjective score in excess of 100% could be used to offset performance below target of the other metric, the maximum that any NEO (other than Mr. Silberstein) could earn would still be limited to the 100% of his respective annual cash bonus opportunity. We believe that the bonus cap for NEOs (other than Mr. Silberstein) provides an appropriate check and balance to the risks and rewards of short-term incentives.

2009 Incentive Compensation Decisions. For 2009, the Compensation Committee decided to utilize Adjusted EBITDA as the sole company-wide performance metric for determination of 2009 annual cash incentive compensation and to suspend use of the operational metrics associated with tower portfolio growth, including acquisitions and new tower builds, and the financial metric of Site Development Segment Operating Profit. We believe that EBITDA is our most important performance metric as investors, shareholders and creditors all analyze our EBITDA growth as an indicator of the performance of our core operations. Furthermore, the utilization of a single financial performance metric reflected the Company’s strategic decision in early 2009 to focus on actively managing its asset portfolio, refinancing its 2010 maturities and taking pro-active steps to respond to the economic uncertainties by limiting its use of cash in tower portfolio growth initiatives and focusing on taking any other strategic actions that would best position SBA for long term growth.

In light of their belief that 2009 would likely provide our NEOs with unanticipated challenges, the Compensation Committee also decided to increase the subjective component of the 2009 annual incentive compensation program to 50% of the annual cash bonus opportunity for each NEO to permit the Compensation Committee to evaluate and provide meaningful reward for the contributions that each NEO had made during the year, provided, however, that, to the extent that the Company exceeded its target Adjusted EBITDA performance level, then the target amount that could be earned by achievement of the subjective component would be reduced to an amount equal to 100% minus the percentage of annual bonus opportunity earned through the Adjusted EBITDA component. For example, if the Company achieved Adjusted EBITDA at the maximum level (thereby earning 75% the annual cash bonus opportunity), then the subjective component target amount would be 25% of the annual cash bonus opportunity (100% minus 75%). The Compensation Committee adopted this approach because it believes that a NEO should only be entitled to receive his full annual cash bonus opportunity if he achieved 100% of his subjective component.

The table below sets forth budget, target and maximum levels for Adjusted EBITDA for 2009 and the actual amounts achieved in 2009.

	Budget*	Target*	Maximum*	Actual*
Adjusted EBITDA	$333.5	$339.6	$345.7	$338.5

*	All dollar amounts expressed in millions.

In early 2010, the Compensation Committee reviewed SBA’s Adjusted EBITDA performance against the budget, target and maximum levels and determined that for 2009, we achieved above budget and slightly below our target level for Adjusted EBITDA. Consequently, each NEO earned 90.16% of their respective opportunity. In addition, the Compensation Committee determined the portion of the subjective component earned by each NEO. In determining the subjective score earned by each NEO, the Compensation Committee highlighted (1) the successful issuance of $1.3 billion in new debt permitting refinancing of all of SBA’s 2010 maturities, (2) the successful entry into Canada, (3) positive steps taken by the NEOs to position SBA to expand into other countries, (4) our successful investment in ExteNet, (5) the construction of 101 new towers in our new build program, the largest output in five years, (6) tower portfolio growth within our annual growth targets, despite limitations we imposed on cash usage in early 2009, (7) the results of the site development business and (8) exemplary compliance and audit results.

The table below sets forth, in dollars and percentages, the target bonus opportunity of each of our NEOs (except Mr. Silberstein) in 2009 and the incentive cash bonus earned by each NEO for his 2009 performance.

Executive Officer	Target Bonus Opportunity		Incentive Bonus Earned
	% of Base Salary	$	$
Jeffrey A. Stoops	100%	502,000	487,000
Brendan T. Cavanagh	75%	172,950	172,950
Kurt L. Bagwell	100%	307,500	277,000
Thomas P. Hunt	100%	307,500	284,700

Mr. Silberstein’s Compensation

Mr. Silberstein, as Senior Vice President—Property Management, is primarily responsible for our tower leasing efforts and is the senior salesperson for our site leasing business. We have determined that it is appropriate to structure Mr. Silberstein’s compensation package, including his incentive compensation, differently than the other NEOs.

Mr. Silberstein’s compensation package consists of (i) a base salary below the median of the Peer Group and (ii) an unlimited bonus. Mr. Silberstein’s incentive compensation has traditionally consisted of a quarterly cash bonus calculated pursuant to a specific formula based on our lease activity for the quarter, including net revenue added to our tower portfolio from new tenant leases, rent escalators and lease amendments to existing tenant leases. We believe that this compensation structure appropriately incentivizes Mr. Silberstein to focus on increasing the revenues of our site leasing business which, as of December 31, 2009, constituted 97.4% of our total segment operating profit for the year.

At the beginning of each year, the CEO recommends, and the Compensation Committee approves, Mr. Silberstein’s incentive compensation. Mr. Silberstein’s incentive compensation is pursuant to a formula that is structured similar to a commission-based compensation program. The bonus is based on our site leasing performance in each quarter, has a minimum level that must be reached in that quarter in order to earn a bonus and then provides for a bonus which increases exponentially based on actual performance. We consider portions of the current formula used to calculate Mr. Silberstein’s incentive compensation awards to be confidential and sensitive competitive information, particularly as they are based on confidential pricing terms. As Mr. Silberstein’s salary is set below the median, the minimum level of his bonus formula is set below our internal budgets to provide him a competitive “base” level of compensation while still linking his ability to receive this competitive compensation to our sales performance. Mr. Silberstein’s bonus is directly tied to SBA’s leasing performance; consequently, the amount of bonus that he will receive in any specific year will be directly derived from SBA’s results.

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee’s philosophy is that a majority of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards so as to align the financial interests of our executives with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of equity based compensation), while maintaining other components of our compensation program at externally equitable levels, will incentivize and reward executives for sound business management, develop a high-performance team environment, foster the accomplishment of short-term and long-term strategic and operational objectives and compensate executives for improvement in shareholder value, all of which are essential to our ongoing success.

How equity-based compensation is determined. Annually, the Compensation Committee evaluates the appropriate form of equity-based compensation that SBA will grant as part of its long term incentive compensation and approves the dollar value of long-term equity awards that will be granted to each NEO. In addition, the Compensation Committee approves the final list of equity award recipients.

Initially, the Compensation Committee reviews the appropriateness of the continued use of stock options as compared to restricted stock and other forms of equity-based compensation and receives reports from its compensation consultant with alternatives and recommendations. After consideration of the relevant tax, accounting, dilution, valuation, retention, incentive and other considerations, the Compensation Committee concluded that, for 2009, stock options were the appropriate form of equity-based, long-term incentive compensation. Stock options for our NEOs are granted at the prevailing market price on the grant date and thus will only have realized value to our executives if our stock price increases. Generally, grants vest annually in equal amounts over a period of four years. We believe that this vesting schedule aids us in retaining executives and motivating longer-term performance.

The Compensation Committee then approves a target dollar value of the long-term incentive grants (“LTI Value”) for each NEO based on a review of the Peer Group analysis and an evaluation of the individual NEO’s responsibilities, contributions and performance in the prior year. Once a target LTI Value is approved, the Committee then determines a target number of options based on dividing the LTI Value by the estimated compensation expense of an option under FASB ASC Topic 718 (successor to SFAS 123(R)). The estimated compensation expense is calculated by applying the same assumptions used by SBA in preparing its audited financial statements, except that the stock price used in the calculation is a derived price equal to the average closing price of our common stock in the two calendar months of January and February and we exclude the estimated impact of assumed forfeitures. However, the actual exercise price will continue to be the closing price of the common stock on the date of grant. The Committee believes that utilizing this measurement period is appropriate because 1) a two month reference period mitigates the impact of SBA’s stock price movement and 2) as SBA typically provides full forward year guidance at the end of the prior fiscal year, the stock price in these two months will reflect the market’s reaction to SBA’s financial and operational guidance.

2009 Equity Based Compensation Decisions. In February 2009, the Committee reviewed TDC, which includes long-term incentive awards, granted by the Peer Group and determined that the 2008 long-term incentive awards granted to each of our NEOs was below the 2008 median target TDC of the Peer Group. However, while the Peer Group data supported higher awards, the Committee believed that the economic conditions and loss of shareholder value in 2008 in general and for SBA in particular would result in lower long-term equity incentive awards in 2009 throughout the industry and in the peer group. Consequently, the Committee decided to keep the value of long-term equity incentive awards for the NEOs materially the same for 2009 as they were in 2008. Specifically, the Committee approved the following stock options for our NEOs:

Officer	Number of Options
Jeffrey A. Stoops	194,605
Brendan Cavanagh	61,628
Kurt Bagwell	84,332
Thomas A. Hunt	84,332
Jason Silberstein	61,628

The options were granted with an exercise price of $19.68. The actual grant date value of the stock options granted to our NEOs is set forth under “Stock Options” on the “Summary Compensation Table” later in this proxy statement.

2010 Equity Based Compensation Design Change. In February 2010, as part of its annual executive compensation setting process, the Committee decided to transition away from granting long-term equity compensation solely in the form of options and to begin providing long-term incentive awards as follows: 1/3rd in the form of restricted stock units and 2/3rd in the form of stock options. Both the restricted stock unit awards and the stock options will vest over four years. The Compensation Committee decided to provide a portion of the 2010 long-term incentives in restricted stock units based on its belief that (1) grants of restricted stock units facilitated the adoption of a stock ownership program; (2) restricted stock unit grants would improve retention and (3) by providing a portion of long-term equity incentive awards in restricted stock units it would materially reduce projected future share usage in our equity compensation plans. The Compensation Committee chose restricted stock units, rather than restricted stock, as it believed that NEOs should receive voting rights and dividend rights and that the shares should be counted as outstanding only once the award has vested. While the Compensation Committee believes that restricted stock unit awards are “at-risk,” they do not view them as performance-based. Consequently, to continue to ensure that a significant portion of compensation continues to be performance-based, the Committee decided to limit restricted stock units to 1/3rd of the total value of any long-term equity incentive granted in 2010.

As discussed above, as part of the transition to providing restricted stock units as one of the forms of long-term equity, the Compensation Committee adopted Stock Ownership Guidelines (the “Guidelines”) which will require that executive officers continue to hold any vested restricted stock awarded as long-term equity until the aggregate amount of their stock ownership exceeds a multiple of their annual base salary. We believe that the combination of providing our NEOs restricted stock and adopting the Guidelines strongly aligns the interests of our NEOs with those of our shareholders.

Other Benefits

Our NEOs are eligible to participate in our active employee flexible benefits plans, which are generally available to all full-time employees. Under these plans, all employees are entitled to medical, vision, dental, life insurance and long-term disability coverage. All full-time employees are also entitled to vacation, sick leave and other paid holidays. SBA also provides all full-time employees, including our NEOs, with a 50% match on their 401(k) contributions up to $3,000. In addition to the benefits provided to all full-time employees, SBA’s executive officers, including our NEOs, are provided supplemental medical reimbursement insurance.

Supplemental medical reimbursement insurance reimburses the officer for co-pays, out-of-pocket expenses and uncovered expenses. The Compensation Committee believes that SBA’s commitment to provide these employee benefits recognizes that the health and well-being of SBA’s NEOs contributes directly to a productive and successful work life that enhances results for SBA and its shareholders.

Severance and Change of Control Benefits

During 2009, we had employment agreements with each of Messrs. Stoops, Bagwell, Hunt and Cavanagh. Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances, including in the event of a change in control. Our severance and change-in-control arrangements are a direct result of negotiations between us and the NEO in the context of their employment agreements. The Compensation Committee determined that the severance and change-in-control arrangements were necessary at the time each employment agreement was executed to assist us in retaining each of the executives and to be competitive with the severance and change-in-control arrangements offered to top executive officers by other large, public companies. The structure, terms and payout levels of the arrangements reflect what the Compensation Committee deemed, in consultation with its outside counsel and compensation consultant, to be competitive at the time such arrangements were adopted with arrangements offered to similarly situated executives at other large, public companies both inside and outside of the telecommunications industry. In addition, the Compensation Committee believed that the change in control arrangements were an important part of overall compensation for those covered NEOs because they would help to secure the continued employment and dedication of those officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control.

Since the arrangements are contained in employment agreements, the Compensation Committee does not review and evaluate severance and change-in-control arrangements annually. While cognizant of their terms, our severance and change-in-control arrangements have not affected the Compensation Committee’s decisions regarding other components of compensation.

Renewal/Execution of Employment Agreements. Our employment agreements with Messrs Bagwell and Hunt expired on December 31, 2009. In connection with its review of the agreements, the Compensation Committee determined that it was in the best interest of the shareholders to renew each of these employment agreements for another three-year period through December 31, 2012 in light of each officer’s depth of knowledge, experience and tenure with SBA and in the industry and the need to ensure stable management during any potential change in control. In addition, the Compensation Committee determined that it was in the best interests of the shareholders to provide Mr. Cavanagh an employment agreement reflecting his position as Chief Financial Officer and the critical role he plays in ensuring consistency in our financial reporting and control systems. In connection with these new agreements, the Compensation Committee reduced the amount payable to the executive upon a termination without cause or upon a resignation for good reason prior to a change in control from two times his base salary plus minimum target bonus to one times base salary plus minimum target bonus and eliminated the obligation of the Company to gross-up any payment to reimburse the executive for excise taxes imposed by Section 4999 of the Internal Revenue Code. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for a discussion of the terms of the employment agreements.

Other Compensation Practices

Equity Grant Practices. It is the Compensation Committee’s practice to insure that stock option grants are not impacted by the release of material non-public information. Traditionally, the Compensation Committee has granted employee and executive officer stock options subsequent to the release of SBA’s annual financial and operational results. Commencing in 2009, the Compensation Committee adopted an equity grant policy which provides that annual employee grants will be made on the fourth business day in March, absent any material non-public information. The exercise price of a stock option will continue to be equal to the closing price of our common stock on the date of the grant.

Executive and Director Stock Ownership Guidelines. In January 2010, the Board adopted the Guidelines establishing minimum equity ownership requirements for our CEO, senior vice presidents, vice presidents and key employees and each member of our Board. The purposes of the Guidelines are to align the interests of those executives and directors with the interests of shareholders and further promote our commitment to sound corporate governance. The minimum required ownership is determined (i) with respect to each executive, as a multiple of the executive’s annual base salary as of the date of calculation and (ii) with respect to each director, as a multiple of the director’s annual retainer as of the date of calculation and, in each instance, then converted to a fixed number of shares. For our CEO, the minimum is 6 times base salary, for each senior vice president the minimum is 3 times base salary, for each vice president or key employee the minimum is 1 times base salary and for each non-management director the minimum is 3 times the annual retainer.

The Guidelines identify the types of equity that may be considered in determining whether an executive has met the minimum ownership requirement. Until such time as an executive or director has met his or her minimum required ownership, he or she must retain 100% of all shares, net of taxes, received from the settlement of restricted stock awards granted under our incentive plans.

Tax Deductibility of Compensation.

Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to covered employees. However, performance-based compensation, as defined in the tax law, is fully deductible if the programs are approved by shareholders and meet other requirements. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the Compensation Committee generally seeks to structure executive compensation to SBA’s executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). However, while all 2009 executive compensation was fully deductible under Section 162(m), that portion of the executive compensation attributable restricted stock units awarded in 2010 will not be deductible under Section 162(m). We believe that tax deductibility is only one factor to take into consideration in connection with executive compensation decisions. Consequently, we have and may continue to make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect shareholder interests.

Code Section 409A. Under Section 409A of the Internal Revenue Code, amounts deferred by a NEO under a nonqualified deferred compensation plan (including certain severance plans) may be included in gross income when earned and subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions. We administer our plans consistent with Section 409A requirements and have amended plan documents to reflect Section 409A requirements.

Code Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (“Code Sections 280G and 4999”) limit our company’s ability to take a tax deduction for certain “excess parachute payments” (as defined in Code Sections 280G and 4999) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance from our company in connection with a change in control. The Compensation Committee considers, as one of many factors, the adverse tax liabilities imposed by Code Sections 280G and 4999, as well as other competitive factors, when it structures certain post-termination compensation payable to our NEOs. The potential adverse tax consequences to our company and/or the executive, however, are not necessarily determinative factors in such decisions.

Summary

The Compensation Committee and the Board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to SBA’s performance. The Compensation Committee believes our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace. Moreover, we believe that SBA’s overall executive compensation philosophy and programs are market competitive, performance-based and shareholder aligned. Accordingly, the Compensation

Committee strives to assure that SBA will continue to attract, motivate and retain high caliber executive management to serve the interests of SBA and its shareholders. We will continue to evolve and administer our compensation program in a manner that we believe will be in our shareholders’ interests and worthy of shareholder support.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Brian C. Carr

Duncan H. Cocroft

George R. Krouse, Jr.

Jack Langer

March 12, 2010

VII. EXECUTIVE COMPENSATION

Executive Compensation Tables

The following table presents certain summary information for the fiscal years ended December 31, 2009, 2008 and 2007 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers, in each instance whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009. We refer to these officers collectively as our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)(2)
Jeffrey A. Stoops	2009	502,000	—	1,702,424	487,000	15,079	(4)	$2,706,503
President and Chief Executive Officer	2008	490,000	—	1,667,925	490,000	12,009		2,659,934
	2007	475,000	—	1,629,430	475,000	14,177		2,593,607

Brendan T. Cavanagh	2009	230,600	—	539,128	172,950	4,527	(5)	$947,205
Senior Vice President and Chief Financial Officer	2008	190,027	—	444,780	82,925	3,837		721,569

Kurt L. Bagwell	2009	307,500	—	737,745	277,000	2,865	(5)	$1,325,110
Senior Vice President and Chief Operating Officer	2008	300,000	—	722,768	234,375	6,268		1,263,411
	2007	288,000	—	628,903	250,000	3,505		1,170,408

Thomas P. Hunt	2009	307,500	—	737,745	284,700	8,209	(5)	$1,338,154
Senior Vice President, Chief Administrative Officer and General Counsel	2008	300,000	—	722,768	300,000	13,385		1,336,153
	2007	288,000	—	628,903	244,800	8,621		1,170,324

Jason V. Silberstein	2009	164,000	—	539,128	167,671	7,558	(5)	$878,357
Senior Vice President—Property Management	2008	160,000	—	528,176	189,000	5,762		882,938
	2007	145,000	—	468,819	203,500	5,663		822,982

(1)	The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead the amounts reflect the aggregate grant date fair value of awards for awards granted in fiscal years 2009, 2008 and 2007 in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the option awards, refer to Note 16 to our financial statements for the year ended December 31, 2009, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.
(2)	The amounts in the “Option Awards” column for 2008 and 2007 have been recomputed to reflect the aggregate grant date fair value of awards granted in fiscal years 2008 and 2007 instead of the compensation cost recognized by us in fiscal years 2008 and 2007 for financial statement reporting purposes for stock options granted in and prior to those years in accordance with FASB ASC Topic 718 as was previously required by SEC rules. Consequently, the amounts in the “Total” column for 2008 and 2007 have been adjusted to reflect this recomputation.
(3)	The amounts reported in this column reflect compensation earned for 2009, 2008 and 2007 performance under our annual cash incentive compensation program. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.
(4)	This amount represents $12,079 of reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and $3,000 of company matching contributions to Mr. Stoops’ 401(k) plan.
(5)	These amounts represent reimbursements for health insurance and medical expenses pursuant to our supplemental medical expense reimbursement plan not generally provided to all employees and in the case of Messrs. Cavanagh and Silberstein, company matching contributions to their 401(k) plan.

Grants of Plan-Based Awards

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers in 2009 including: (1) the range of possible cash payouts under our annual incentive compensation program; (2) the grant date of equity awards; (3) the number and exercise price of stock option grants; and (4) the grant date fair value of the stock option grants calculated in accordance with FASB ASC Topic 718. The stock option awards were under SBA’s 2001 Equity Participation Plan, as amended and restated, which is discussed in greater detail in this proxy statement under the caption “Compensation Discussion and Analysis.” The exercise price of all options was equal to the closing market price of our Class A common stock on the date of grant.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Option Awards ($)
	Threshold ($)	Target ($)(2)
Jeffrey A. Stoops	251,000	502,000		3/05/2009	194,605	19.68	1,702,424
Brendan T. Cavanagh	86,475	172,950		3/05/2009	61,628	19.68	539,128
Kurt L. Bagwell	153,750	307,500		3/05/2009	84,332	19.68	737,745
Thomas P. Hunt	153,750	307,500		3/05/2009	84,332	19.68	737,745
Jason V. Silberstein	—	164,000	(4)	3/05/2009	61,628	19.68	539,128

(1)	The amounts reported in these columns reflect potential payments of annual cash incentive compensation based on 2009 performance. The 2009 annual cash incentive payments were made in March 2010. The actual amounts paid under our annual cash incentive compensation program are the amounts reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	As described in the CD&A on page 28, each performance metric in the annual incentive compensation program has a budget, target and maximum level, entitling the officer to 50%, 100% or 150% of the amount of annual incentive compensation allocated to such metric. An executive would be entitled to receive 100% of his annual cash incentive opportunity if SBA and the individual met each of the performance metrics at the target level. However, as SBA has a policy that no Named Executive Officer, other than Mr. Silberstein, may receive annual cash incentive compensation in excess of 100% of his annual cash incentive opportunity, achievement of any performance metric at the maximum level could only offset achievement of another performance metric below the target level.
(3)	This column represents the number of stock options granted in 2009 to the Named Executive Officers. These options vest and become exercisable ratably in four equal annual installments, beginning on March 5, 2010, the first anniversary of the grant date.
(4)	As discussed in the CD&A on page 29, Mr. Silberstein’s annual cash incentive compensation opportunity is unlimited.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

As discussed above under the caption “Compensation Discussion and Analysis,” we have entered into employment agreements with Messrs. Stoops, Cavanagh, Bagwell and Hunt in order to further our ability to retain their services as executive officers of SBA.

Material Terms of Employment Agreement with Mr. Stoops

We entered into an amended and restated employment agreement with Mr. Stoops, effective January 1, 2008, that replaced his existing employment agreement, in order to bring Mr. Stoops’ employment agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. There were no other substantive changes to the terms of Mr. Stoops’ employment agreement. The amended and restated employment agreement provides for Mr. Stoops to serve in his present position until its expiration on December 31, 2008. On September 18, 2008, we entered into an amendment to the amended and restated employment agreement with Mr. Stoops’ that extends the initial term of the employment agreement an additional three years until its expiration on December 31, 2011. There were no other substantive changes to the terms of Mr. Stoops’ employment agreement.

Under the 2008 employment agreement, Mr. Stoops is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The cash bonus paid to Mr. Stoops is not permitted to exceed his base annual salary. The 2008 employment agreement provides that upon our termination of his employment without cause, or Mr. Stoops’ resignation for good reason, Mr. Stoops is entitled to receive (i) an amount equal to three times the sum of his: (a) Reference Salary, (b) Reference Bonus and (c) Reference Benefits Value (as defined in the employment agreement), and (ii) a pro rata portion of the bonus for the year in which the termination or resignation occurs. Upon a change in control, the agreement is automatically extended for three years. The 2008 employment agreement defines Reference Salary as being the greater of (1) $416,394 and (2) Mr. Stoops’ annual rate of base salary for the year in which the termination occurs. The 2008 employment agreement defines Reference Bonus as being the greater of (1) $312,295.50, (2) 75% of Mr. Stoops’ target bonus for the year in which the termination occurs and (3) 100% of Mr. Stoops’ bonus for the year immediately preceding the year in which Mr. Stoops’ termination of employment occurred. The 2008 employment agreement provides for noncompetition, noninterference and nondisclosure covenants. Mr. Stoops’ severance payment is subject to his execution of a full release and waiver of claims against SBA.

Material Terms of Employment Agreements with Messrs. Bagwell and Hunt Effective for 2009

We entered into amended and restated employment agreements with Messrs. Bagwell and Hunt, effective January 1, 2008, that replaced their existing employment agreements, in order to bring their employment agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. There were no other substantive changes to the terms of the employment agreements. The amended and restated employment agreements provided for each of Messrs. Bagwell and Hunt to serve in their present positions and expired on December 31, 2009.

Pursuant to the 2008 employment agreements, each of Messrs. Bagwell and Hunt is entitled to receive an annual base salary and annual bonus based on achievement of performance criteria established by the Compensation Committee of the Board of Directors. The employment agreements provide for Messrs. Bagwell and Hunt to be paid a minimum annual base salary of $277,500. The 2008 employment agreements also provide for Messrs. Bagwell and Hunt to be eligible to earn a minimum annual cash bonus opportunity for each year equal to 100% and 85% of base salary, respectively, which the employment agreements define as the “minimum target bonus.” For 2009, the Compensation Committee approved increases in the base salaries to $307,500 for each of Messrs. Bagwell and Hunt and the Compensation Committee had previously increased for 2008 Mr. Hunt’s minimum target bonus to 100% of base salary.

The 2008 employment agreements provide that upon termination of the executive officer’s employment without cause, or upon the executive officer’s resignation for good reason, the executive officer is entitled to receive: (i) an amount equal to two times the sum of: (a) his annual base salary in effect for the year in which termination or resignation occurs and (b) the minimum target bonus, (ii) an amount equal to the pro rata portion of the target bonus for the year in which the termination or resignation occurs, and (iii) continuation of medical, dental and life insurance benefits until the earlier of the second anniversary of the termination date or the date the executive officer becomes eligible for comparable benefits provided by a third party. Subject to certain limitations, the amounts referenced in (i) and (ii) above will be paid in 24 equal monthly installments. The 2008 employment agreements provide for noncompetition, noninterference and nondisclosure covenants. If the executive officer breaches the noncompetition or noninterference provisions of the 2008 employment agreement,

SBA will cease to have an obligation to make any payments described in (i), (ii) and (iii) above, subject to certain limitations. Additionally, such payments are subject to the executive officer’s execution of a full release and waiver of claims against SBA.

Upon a change in control, the employment agreements are automatically extended for two years from the date of such change in control. Additionally, the employment agreements provide for a gross-up payment to compensate the executive officers for certain taxes in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or any interest and penalties payable with respect to such excise tax.

Material Terms of Current Employment Agreements with Messrs. Cavanagh, Hunt and Bagwell

On October 28, 2009, we entered into an employment agreement with each of Messrs. Bagwell, Cavanagh and Hunt. The agreements with Messrs. Bagwell and Hunt became effective upon expiration of their prior employment agreements entered into with them on September 16, 2006, as amended and restated on January 1, 2008, which expired by their terms on December 31, 2009. The employment agreement with Mr. Cavanagh became effective upon its execution, as Mr. Cavanagh did not previously have an employment agreement. The employment agreements provide for each of Messrs. Bagwell, Cavanagh and Hunt to serve in their present positions and expire on December 31, 2012.

The employment agreements with Messrs. Bagwell, Cavanagh and Hunt provide that the executive is entitled to receive a minimum annual base salary, set at the rate in effect immediately prior to the effective date of the employment agreement, and that each executive officer will have a minimum target bonus opportunity equal to at least 100%, 75% and 100% of base salary for Messrs. Bagwell, Cavanagh and Hunt.

The employment agreements with Messrs. Bagwell, Cavanagh and Hunt provide that upon termination of the executive’s employment without cause, or upon his resignation for good reason, he is entitled to receive an amount equal to the sum of: (a) an amount equal to the pro rata portion of the minimum target bonus for the period of service in the year in which the termination or resignation occurs, (b) an amount equal to the applicable multiple multiplied by the sum of the officer’s (i) base salary for the year in which the termination or resignation occurs and (ii) the minimum target bonus, and (c) continuation of medical, dental and life insurance benefits until the earlier of the applicable multiple of years from the date of termination or the date the executive officer becomes eligible for comparable benefits provided by a third party. “Applicable multiple,” means one (1) in the event a termination or resignation occurs prior to a Change in Control of the Company; and two (2) in the event termination or resignation occurs on or after a Change in Control of the Company. Subject to certain limitations, the amounts referenced in (a) and (b) above will be paid in a lump sum on the first business day of the third calendar month following the calendar month in which termination is effective. The employment agreement provides for noncompetition, noninterference, non-disparagement and nondisclosure covenants. Pursuant to the employment agreements, if the executive breaches the noncompetition, noninterference, non-disparagement and nondisclosure covenants of the employment agreement, SBA will cease to have an obligation to make any payments described in (a), (b) and (c) above, subject to certain limitations. Additionally, such payments are subject to the executive’s execution of a full release and waiver of claims against SBA.

Upon a change in control, the employment agreement is deemed to end on the later of December 31, 2012 or the second anniversary of the effective date of such change in control. Additionally, the employment agreement provides that, in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, and if the reduction of the payments to an amount that would not be subject to the excise tax is greater than if the payment had not been reduced, then, subject to limitations, the payments would be reduced to such amount.

Definitions Applicable to the Employment Agreements.

The definitions of “cause,” “good reason” and “change in control” as such terms are discussed above follow.

“Cause,” in the case of Messrs. Stoops, Bagwell, Hunt and Cavanagh, means any of the following events: (i) the officer’s willful, material violation of any law or regulation applicable to our business; (ii) the officer’s conviction of, or plea of “no contest,” or, in the case of Mr. Cavanagh and Messrs. Bagwell and Hunt under their current employment agreements, a plea of “guilty,” to a felony; (iii) any willful perpetration by the officer of an act involving moral turpitude or common law fraud; (iv) any act of gross negligence by the officer in the performance of his duties; or (v) any willful misconduct by the officer that is materially injurious to the financial condition, business, or reputation of, or is otherwise materially injurious to, our company. In addition, with respect to Mr. Stoops, “cause” means “any material violation of the employee manuals of our company, as in effect from time to time.” With respect to Mr. Cavanagh and Messrs. Bagwell and Hunt under their employment agreements in effect for 2009 and currently, the definition of “cause” also includes the following events: (i) the officer’s material violation of our Code of Ethics; (ii) the willful and continued failure or refusal of the officer to satisfactorily perform the duties reasonably required of him as an employee of SBA; or (iii) the indictment for any crime, whether a felony or misdemeanor, involving the purchase or sale of any security, mail or wire fraud, theft, embezzlement, moral turpitude, or our property where such indictment has a material adverse impact on the officer’s ability to perform his duties. Lastly, with respect to Mr. Cavanagh and Messrs. Bagwell and Hunt under their current employment agreements, the definition of “cause” also includes any breach by the officer of provisions in his employment agreement relating to noncompetition, noninterference, non-disparagement and nondisclosure.

“Good reason,” in the case of Mr. Stoops and Messrs Bagwell and Hunt under their employment agreements in effect for 2009, means any of the following events: (i) the officer’s position, title, duties, and reporting responsibilities with us in effect on the effective date specified in the employment agreement become less favorable in any material respect; (ii) a reduction in the base salary, bonus or material benefits, as of the effective date specified in the employment agreement; or (iii) the relocation, without the officer’s consent, of the officer’s principal place of business to a location that is more than 20 miles from the officer’s primary business location, or 60 miles in the case of Messrs. Bagwell and Hunt, on the effective date specified in the employment agreement.

In the case of Mr. Cavanagh and Messrs. Bagwell and Hunt under their current employment agreements, “good reason” means any of the following events: (i) the officer’s position, title, duties, and reporting responsibilities with us in effect on the effective date specified in the employment agreement become less favorable in any material respect; provided, however, good reason will not have occurred if (1) the diminution in the officer’s position, duties or reporting responsibilities is solely and directly a result of the Company no longer being a publicly-traded company; (2) the event resulting in the Company no longer being a publicly-traded entity is a leveraged buyout, acquisition by a private equity fund and/or other similar “going private” transaction and is not as a result of the acquisition of the Company or its business by another operating company; and (3) the officer continues to hold the same position and title with the Company and no other act or omission has occurred that would constitute an event of good reason; (ii) a reduction in, or a change in the form of, either (x) the base salary or minimum target bonus or (y) the aggregate amount of the material benefits provided to the officer, as of the effective date specified in the employment agreement, other than an across-the-board reduction applicable to all of our senior executive officers; or (iii) the relocation, without the officer’s consent, of the officer’s principal place of business to a location that is more than 60 miles from the primary business location specified in the employment agreement on the effective date specified in the employment agreement, or, if applicable, from a subsequent primary business location agreed to by the officer.

A “change in control,” in the case of Mr. Stoops’ employment agreement, will be deemed to have occurred when (i) any person (other than Mr. Bernstein) is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then-outstanding securities; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who constitute the Board as of the effective date specified in the employment agreement and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest) whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the effective date specified in the employment agreement or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of our company, other than (A) a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of ours, at least 50% of the combined voting power of our or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of our company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities; or (iv) our shareholders approve a plan of complete liquidation or dissolution of our company or there is consummated an agreement for the sale or disposition of all or substantially all of our assets, other than a sale or disposition of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of our company in substantially the same proportions as their ownership of our company immediately prior to such sale.

In the case of Messrs. Bagwell and Hunt under their employment agreements in effect for 2009, a “change in control” will be deemed to have occurred under the same events as used in Mr. Stoops’ employment agreement discussed above except that (i) the threshold of beneficial ownership is 35% and Mr. Bernstein is not an exception and (ii) the vote required for any new director as used in that section is a majority of directors then still in office.

In the case of Mr. Cavanagh and Messrs. Bagwell and Hunt under their current employment agreements, a “change in control” will be deemed to have occurred under the same events as used in Mr. Stoops’ employment agreement discussed above except that (i) the threshold of beneficial ownership is 35% and Mr. Bernstein is not an exception and (ii) the change of control trigger related to Board composition is triggered if during any 24-month period, individuals who, as of the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided that any new director subsequent to the beginning of such period (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the Incumbent Directors shall be an Incumbent Director.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of the end of the fiscal year ended December 31, 2009. Each stock option grant is shown separately for each Named Executive Officer.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable
Jeffrey A. Stoops	2/1/2005	43,750	—		8.56	2/1/2015
	1/19/2006	106,875	35,625	(1)	19.10	1/19/2016
	2/26/2007	71,250	71,250	(1)	28.54	2/26/2014
	2/28/2008	37,500	112,500	(1)	32.39	2/28/2015
	3/5/2009	—	194,605	(1)	19.68	3/5/2016

		259,375	413,980

Brendan T. Cavanagh	2/1/2005	4,475	—		8.56	2/1/2015
	1/19/2006	26,250	8,750	(1)	19.10	1/19/2016
	2/26/2007	17,500	17,500	(1)	28.54	2/26/2014
	2/28/2008	10,000	30,000	(1)	32.39	2/28/2015
	3/5/2009	—	61,628	(1)	19.68	3/5/2016

		58,225	117,878

Kurt L. Bagwell	1/19/2006	—	13,750	(1)	19.10	1/19/2016
	2/26/2007	27,500	27,500	(1)	28.54	2/26/2014
	2/28/2008	16,250	48,750	(1)	32.39	2/28/2015
	3/5/2009	—	84,332	(1)	19.68	3/5/2016

		43,750	174,332

Thomas P. Hunt	2/11/2004	30,035	—		4.25	2/11/2014
	2/1/2005	57,946	—		8.56	2/1/2015
	1/19/2006	41,250	13,750	(1)	19.10	1/19/2016
	2/26/2007	27,500	27,500	(1)	28.54	2/26/2014
	2/28/2008	16,250	48,750	(1)	32.39	2/28/2015
	3/5/2009	—	84,332	(1)	19.68	3/5/2016

		184,663	174,332

Jason V. Silberstein	1/7/2002	20,000	—		12.94	1/7/2012
	2/11/2004	3,520	—		4.25	2/11/2014
	2/1/2005	16,537	—		8.56	2/1/2015
	1/19/2006	30,750	10,250	(1)	19.10	1/19/2016
	2/26/2007	20,500	20,500	(1)	28.54	2/26/2014
	2/28/2008	11,875	35,625	(1)	32.39	2/28/2015
	3/5/2009	—	61,628	(1)	19.68	3/5/2016

		103,182	128,003

(1)	The options awarded pursuant to this option grant vest and become exercisable in four equal annual installments on the anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options and the value realized on exercise of such stock options on an aggregated basis during the fiscal year ended December 31, 2009 for each of the Named Executive Officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jeffrey A. Stoops	82,622	1,068,302	(1)
Brendan T. Cavanagh	17,944	433,087	(1)
Kurt L. Bagwell	34,250	700,560	(2)
Thomas P. Hunt	11,682	300,928	(1)
Jason V. Silberstein	30,000	588,473	(2)

(1)	Messrs. Stoops, Cavanagh and Hunt exercised and held all of the options referenced above. Consequently, the value realized on exercise is calculated by multiplying the number of shares times the difference between the closing price of Class A common stock at exercise and the exercise price of the options.
(2)	Mr. Bagwell and Mr. Silberstein exercised and sold all of the options referenced above. Consequently, the value realized on exercise is calculated by multiplying the number of shares times the difference between the market price at which the shares of Class A common stock were sold and the exercise price of the options.

Potential Payments Upon Termination or Change-in-Control

Our employment agreements with Messrs. Stoops, Cavanagh, Bagwell and Hunt provide for severance payments under certain circumstances. With respect to Messrs. Bagwell and Hunt, the terms of their employment agreements referred to in this section are those under the 2008 employment agreements which expired on December 31, 2009. Please refer to the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of their amended and restated employment agreements that became effective on January 1, 2010 and which modified certain of the terms described below. The material terms of the severance provisions for the employment agreements in effect as of December 31, 2009 are as follows:

•

Covered terminations. The executive would receive severance payments if his employment were terminated (1) by SBA without cause, (2) by the executive for good reason or (3) if, within two years of a change in control in the case of Messrs. Bagwell and Hunt, three years in the case of Mr. Stoops, or the later of December 31, 2012 or two years in the case of Mr. Cavanagh, the executive’s employment is terminated (i) by SBA without cause or (ii) by the executive for good reason. The employment agreements we entered into with Messrs. Stoops, Cavanagh, Bagwell and Hunt define “cause,” “good reason” and “change in control” for purposes of determining severance payments. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for the definitions of these terms and additional details on the severance and change-in-control provisions that affect our Named Executive Officers.

•

Severance payment. Upon occurrence of a covered termination, Messrs. Bagwell and Hunt would receive a severance payment equal to (i) two times the sum of the base salary for the year in which the termination or resignation occurs and the minimum target bonus and (ii) a pro rata portion of the target bonus for the year in which the termination or resignation occurs. Messrs. Bagwell’s and Hunt’s respective severance payment is payable in twenty-four equal monthly installments, subject to regulatory requirements, unless such termination occurs after a change in control as discussed below. Upon occurrence of a covered termination, Mr. Cavanagh would receive a severance payment equal to the sum of: (a) an amount equal to the pro rata portion of the minimum target bonus for the period of service in the year in which the termination or resignation occurs, and (b) an amount equal to the applicable multiple multiplied by the sum of the officer’s (i) base salary for the year in which the termination or resignation occurs and (ii) the minimum target bonus. “Applicable multiple,” means one (1) in the event a termination or resignation occurs prior to a change in control of the Company; and two (2) in the event termination or resignation occurs on or after a change in control of the Company. Mr. Cavanagh’s severance payment is payable in a lump sum. Upon occurrence of a covered termination, Mr. Stoops would be entitled to receive a severance payment equal to (i) three times the sum of the reference salary, the reference bonus and the reference benefits value plus (ii) a pro rata portion of the bonus for the year in which the termination or resignation occurs. Mr. Stoops’ severance payment is payable in a lump sum.

•

Impact of termination upon Change in Control. Upon the occurrence of a change in control, the term of each of the employment agreements is extended by two years in the case of Messrs. Bagwell and Hunt, three years in the case of Mr. Stoops, and the later of December 31, 2012 or two years in the case of Mr. Cavanagh.

•

Benefit continuation. For Messrs. Cavanagh, Bagwell and Hunt basic employee benefits such as medical, dental and life insurance, but excluding the supplemental medical reimbursement benefit, would be continued for up to two years, in the case of Messrs. Bagwell and Hunt, and until the earlier of the applicable multiple of years from the date of termination or the date the officer becomes eligible for comparable benefits provided by a third party in the case of Mr. Cavanagh. Mr. Stoops will be entitled to receive three times the greater of (1) $33,560 and (2) the value of all medical, dental, health, life, and other fringe benefit plans and arrangements applicable to Mr. Stoops and his dependents for the year in which the termination occurs.

•

Excise tax. In the event the payments made to the executive, or the value of other benefits received by the executive, in connection with a change in control exceed certain limits, Section 4999 of the Internal

Revenue Code imposes an excise tax on the employee. Pursuant to the employment agreements entered into with Messrs. Bagwell and Hunt, the costs of this excise tax, including related tax gross-ups, would be borne by SBA. Pursuant to the employment agreement entered into with Mr. Cavanagh, in the event that any payments made in connection with a termination of employment would be subject to the excise tax imposed by Section 4999, and if the reduction of the payments to an amount that would not be subject to the excise tax is greater than if the payment had not been reduced, then, subject to limitations, the payments would be reduced to such amount.

In addition to the severance payments that would be payable under our existing employment agreements, each of our equity participation plans provide for accelerated vesting of options upon a change in control. Mr. Silberstein does not have an employment agreement, consequently the only payments and benefits that he would receive upon a change in control would be the benefit resulting from the acceleration of his unvested options. As of December 31, 2009, the value of this acceleration would be $1,225,005 for Mr. Silberstein (calculated as the excess of the market price of our Class A common stock on December 31, 2009 ($34.16) over the exercise price of any stock option which was unvested as of such date).

The estimated payments and benefits that would be provided to each of Messrs Stoops, Cavanagh, Bagwell and Hunt, pursuant to their respective employment agreements, as a result of a termination for “good reason” or “without cause,” are set forth in the table below. Calculations for this table are based on the assumption that the termination for “good reason” or “without cause” took place on December 31, 2009.

Name and Type of Payment/Benefit	Amount of Payments Upon Termination on 12/31/2009 for “good reason” or “without cause” ($)
Jeffrey A. Stoops(1)
Base salary(2)	1,506,000
Bonus(3)	1,461,000
Pro Rata Bonus(4)	502,000
Value of accelerated stock options(5)	3,953,943
Health/life insurance benefits(6)	100,680
Tax gross up	—

Total	7,523,623
Brendan T. Cavanagh(1)
Base salary(1)(2)	461,200
Bonus(1)(7)	345,900
Pro Rata Bonus(4)	172,950
Value of accelerated stock options(5)	1,175,598
Health/life insurance benefits(6)	42,972

Total	2,198,620
Kurt L. Bagwell(1)
Base salary(2)	615,000
Bonus(7)	615,000
Pro Rata Bonus(4)	307,500
Value of accelerated stock options(5)	1,669,040
Health/life insurance benefits(6)	43,992
Tax gross up(8)	—

Total	3,250,532
Thomas P. Hunt(1)
Base salary(2)	615,000
Bonus(7)	615,000
Pro Rata Bonus(4)	307,500
Value of accelerated stock options(5)	1,669,040
Health/life insurance benefits(6)	43,280
Tax gross up(8)	556,034

Total	3,805,854

(1)	As discussed above, Messrs. Stoops, Bagwell and Hunt would receive the same severance payment under a termination for “good reason” or “without cause” upon a Change of Control as they would for a termination for “good reason” or “without cause” not in connection with a Change of Control. As discussed above, Mr. Cavanagh would receive a severance payment under a termination for “good reason” or “without cause” upon a Change of Control that reflects two times Mr. Cavanagh’s base salary and annual cash bonus opportunity as opposed to one time his base salary and annual cash bonus opportunity in the event of his termination for “good reason” or “without cause” not in connection with a Change of Control. The amounts reflected in the table above for Mr. Cavanagh assume that his termination for “good reason” or “without cause” occurs upon a Change of Control.
(2)	For Mr. Stoops, this reflects a payment equal to three times Mr. Stoops’ base salary as of December 31, 2009. For Messrs. Cavanagh, Bagwell and Hunt, this reflects a payment equal to two times their base salaries as of December 31, 2009.
(3)	In connection with a termination for “good reason” or “without cause,” Mr. Stoops is eligible to receive three times his reference bonus. For purposes of the table, this amount reflects a payment equal to three times Mr. Stoops’ actual bonus paid in 2009. Please refer to “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for a definition of reference bonus as used in Mr. Stoops’ employment agreement.
(4)	Pursuant to their respective employment agreements, each of Messrs. Stoops, Cavanagh, Bagwell and Hunt are entitled to receive a pro rata portion of their annual cash bonus opportunity for the year in which the termination or resignation occurs.
(5)	Value of accelerated stock options reflects the excess of the market price of our Class A common stock on December 31, 2009 ($34.16) over the exercise price of any stock option which was unvested as of December 31, 2009. Our equity participation plans provide for accelerated vesting of options upon a change in control. However, if the employment agreement of Messrs. Stoops, Cavanagh, Bagwell or Hunt were terminated for “good reason” or “without cause” not following a Change of Control, all unvested options would be forfeited upon their termination of service.
(6)	For Mr. Stoops, this amount reflects a payment equal to three times the value of health and life insurance benefits and other fringe benefit plans and arrangements applicable to Mr. Stoops and his dependents based on an amount of $33,560 under the terms of Mr. Stoops’ employment agreement. For Messrs. Cavanagh, Bagwell and Hunt, this amount reflects a payment equal to the value of health and life insurance benefits, excluding the medical expense reimbursement plan, received in 2009 by Messrs. Cavanagh, Bagwell and Hunt. For Messrs. Cavanagh, Bagwell and Hunt, this amount is based on current rates and benefit elections by each executive.
(7)	For Messrs. Cavanagh, Bagwell and Hunt, this reflects a payment equal to two times the minimum target bonus. For 2009, the minimum target bonus was equal to 75%, 100% and 100% of each of Messrs. Cavanagh’s, Bagwell’s and Hunt’s base salary, respectively.
(8)	The employment agreements for Messrs. Bagwell and Hunt that became effective on January 1, 2010 do not provide for any tax gross up.

VIII. SECURITY OWNERSHIP

The table below shows the beneficial ownership as of March 8, 2010 of our Class A common stock held by each of the directors, nominees for director, Named Executive Officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our Class A common stock. As of March 8, 2010 we had 117,276,366 shares of Class A common stock outstanding.

Name	Number Of Shares Beneficially Owned(1)		Percent Of Class A Common Stock
Steven E. Bernstein	326,276	(2)	*
Jeffrey A. Stoops	1,492,083	(3)	1.3%
Kevin L. Beebe	0		*
Brian C. Carr	59,594	(4)	*
Duncan H. Cocroft	89,467	(5)	*
George R. Krouse, Jr.	1,000		*
Jack Langer	65,467	(6)	*
Kurt L. Bagwell	228,583	(7)	*
Brendan T. Cavanagh	120,296	(8)	*
Thomas P. Hunt	284,401	(9)	*
Jason V. Silberstein	150,964	(10)	*
All current directors and executive officers as a group (11 persons)	2,818,131	(11)	2.4%
Baron Capital Group, Inc.	6,561,747	(12)	5.6%
BlackRock, Inc.	6,418,320	(13)	5.5%
TimesSquare Capital Management, LLC	7,200,309	(14)	6.1%

*	Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487.

(1)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after March 15, 2010 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.
(2)	This number includes 50,000 shares owned by the Steven E. Bernstein Charitable Trust. This number also includes options to purchase 36,134 shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(3)	This number includes options to purchase 416,776 shares of Class A common stock that are exercisable within 60 days after March 8, 2010. This number includes 1,059,964 shares of Class A common stock which are pledged or held in a margin account. Mr. Stoops shares voting and investment power with respect to 1,061,907 shares of Class A common stock with his spouse. This number includes an aggregate of 13,400 shares of Class A common stock held by four different trusts, each for the benefit of one of Mr. Stoops’ four children. Mr. Stoops disclaims beneficial ownership of the 13,400 shares of Class A common stock held by the trusts.
(4)	This number includes options to purchase 29,467 shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(5)	This number includes options to purchase 39,467 shares of Class A common stock that are exercisable within 60 days after March 8, 2010. This number includes [50,000] shares of Class A common stock which are pledged or held in a margin account.
(6)	This number includes options to purchase 64,467 shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(7)	This number includes options to purchase 108,583 shares of Class A common stock that are exercisable within 60 days after March 8, 2010. This number includes 120,000 shares of Class A common stock owned by the Kurt L. Bagwell Revocable Trust Agreement, dated July 8, 1998 and as amended and restated June 29, 2007, for the benefit of Mr. Bagwell’s spouse. Mr. Bagwell is the trustee of the trust and has sole voting and investment power with respect to the 120,000 shares of Class A common stock.

(8)	This number includes options to purchase 101,131 shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(9)	This number includes options to purchase 232,579 shares of Class A common stock that are exercisable within 60 days after March 8, 2010. Mr. Hunt shares voting and investment power with respect to 51,822 shares of Class A common stock with his spouse.
(10)	This number reflects options to purchase shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(11)	This number includes options to purchase 1,179,568 shares of Class A common stock that are exercisable within 60 days after March 8, 2010.
(12)	This number is based solely on the Amendment No. 3 to Schedule 13G filed with the Commission on February 5, 2010 by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), an investment adviser, Baron Capital Management, Inc. (“BCM”), an investment adviser, and Ronald Baron, Chairman and CEO of BCG, BAMCO and BCM. According to the Amendment No. 3 to Schedule 13G, (i) BCG has shared voting power with respect to 6,610,494 shares of Class A common stock and shared dispositive power with respect to 6,807,248 shares of Class A common stock; (ii) BAMCO has shared voting power with respect to 6,452,435 shares of Class A common stock and shared dispositive power with respect to 6,644,189 shares of Class A common stock; (iii) BCM has shared voting power and shared dispositive power with respect to 158,059 shares of Class A common stock; and (iv) Ronald Baron has shared voting power with respect to 6,601,494 shares of Class A common stock and shared dispositive power with respect to 6,807,248 shares of Class A common stock. The principal business address of BCG, BAMCO, BCM and Ronald Baron is 767 Fifth Avenue, New York, NY 10153.
(13)	This number is based solely on the Schedule 13G filed with the Commission on January 29, 2010 by BlackRock, Inc. (“BlackRock”) According to the Schedule 13G, BlackRock has sole voting power and sole dispositive power with respect to 6,418,320 shares of Class A common stock. The principal business address of BlackRock is 40 East 52nd Street, New York, NY 10022.
(14)	This number is based solely on the Schedule 13G filed with the Commission on February 11, 2009, by TimesSquare Capital Management, LLC (“TimesSquare Capital”). According to the Schedule 13G, TimesSquare Capital has sole voting power with respect to 5,947,609 shares of Class A common stock and sole dispositive power with respect to 7,200,309 shares of Class A common stock. All of these shares are owned by investment advisory clients of TimesSquare Capital. The principal business address of TimesSquare Capital is 1177 Avenue of the Americas, 39th Floor, New York, NY 10036.

IX. PROPOSAL 3—AMENDMENT TO THE ARTICLES OF INCORPORATION

On February 25, 2010, the Board of Directors unanimously approved an amendment to Article III of the Company’s Fourth Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of the Company’s Class A common stock from 200,000,000 shares to 400,000,000 shares. The Board determined that this amendment is in the best interests of the Company and its shareholders and recommends its approval by the shareholders.

Our Articles of Incorporation currently authorize the issuance of two hundred thirty-eight million one hundred thousand (238,100,000) shares of capital stock, of which two hundred million (200,000,000) shares are classified as Class A common stock, thirty million (30,000,000) shares are classified as preferred stock, and eight million one hundred thousand (8,100,000) shares are classified as Class B common stock. The proposed amendment would not increase or otherwise affect the Company’s authorized preferred stock or Class B common stock.

A copy of the proposed Amendment to the Articles of Incorporation, in substantially the form to be filed with the Secretary of State of Florida, is attached hereto as Annex A.

Purpose

Our outstanding convertible senior note obligations create certain contingencies under which we may be obligated or choose to issue shares of our Class A common stock. Certain outcomes under those contingencies could result in our issuing shares which would bring the number of shares of Class A common stock outstanding close to the number of shares authorized. The Board believes that it is in the best interests of the Company to increase the number of authorized shares of Class A common stock in order to give the Company greater flexibility in considering and planning for potential business needs.

The Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Class A common stock resulting from the proposed increase in authorized shares. The additional shares of Class A common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, stock splits, stock dividends, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, as well as other general corporate transactions, although the Company has no present plans to use them in any such regard.

Having this additional authorized Class A common stock available for future use will allow the Company to issue additional shares of Class A common stock without the expense and delay of arranging a special meeting of shareholders.

As of March 8, 2010, our outstanding capital stock consisted of 117.3 million shares of Class A common stock. No other shares of any class or series were issued and outstanding as of March 8, 2010.

Of the 200,000,000 shares of Class A common stock that are authorized for issuance as of March 8, 2010, 117.3 million shares are outstanding and 69.3 million are reserved for issuance. The 69.3 million shares that we have reserved for issuance are comprised of (1) 4.2 million shares of Class A common stock issuable upon exercise of outstanding stock options; (2) 0.5 million shares of Class A common stock that are reserved for issuance under our Employee Stock Purchase Plans; (3) 1.7 million shares of Class A common stock issuable under our registration statements on Form S-4 in connection with acquisition transactions or earn-out obligations under prior acquisition transactions; (4) 0.9 million shares of Class A common stock issuable upon conversion of our 0.375% convertible senior notes due 2010 if we elect to settle our conversion obligation in whole in shares of our Class A common stock; (5) 2.6 million shares of Class A common stock issuable upon the exercise of warrants issued in connection with the 0.375% convertible senior notes due 2010; (6) 13.3 million shares of Class A common stock issuable upon conversion of the 1.875% convertible senior notes due 2013 if we elect to settle our conversion obligation in whole in shares of our Class A common stock; (7) 13.3 million shares of

Class A common stock issuable upon the exercise of warrants issued in connection with the 1.875% convertible senior notes due 2013; (8) 16.5 million shares of Class A common stock issuable upon conversion of the 4.00% convertible senior notes due 2014 if we elect to settle our conversion obligation in whole in shares of our Class A common stock; and (9) 16.5 million shares of Class A common stock issuable upon the exercise of warrants issued in connection with the 4.00% convertible senior notes due 2014. As of March 8, 2010, we could also issue up to an additional 6.4 million shares under our 2001 Equity Participation Plan. However, Proposal 4, as described in this proxy statement, requests shareholders adopt the 2010 Performance and Equity Incentive Plan. Consequently, if Proposal 4 is adopted, no shares would be issuable under our 2001 Equity Participation Plan and we could issue up to 15.0 million shares under our 2010 Performance and Equity Incentive Plan.

Our Board of Directors may issue additional shares of Class A common stock only if the action is permissible under Florida law and the rules of the NASDAQ Global Select Market, on which our Class A common stock is quoted. For example, if our Board of Directors were to make a stock acquisition which resulted in an increase of 20% or more in the number of shares of our Class A common stock outstanding, or 20% or more of the voting power outstanding, the Nasdaq Marketplace Rules would require shareholder approval. In addition, the Nasdaq Marketplace Rules require shareholder approval if we issue shares of our Class A common stock, in connection with a transaction other than a public offering, where the shares (1) were issued at a price less than the greater of book or market value and (2) represented 20% or more of the number of shares of our Class A common stock outstanding or 20% or more of the voting power outstanding.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

If the amendment to the Articles of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further shareholder approval, except as may be required by law or the rules of the NASDAQ Global Select Market. The additional shares of authorized Class A common stock would have the same rights and privileges as the shares of Class A common stock currently issued and outstanding. Holders of our Class A common stock have no preemptive rights.

The issuance of additional shares of Class A common stock may, among other things, have a dilutive effect on earnings per share and on shareholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Class A common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Class A common stock or limit our ability to raise additional capital.

Although this proposal to increase the authorized number of shares of Class A common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices. The Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could sell shares of Class A common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.

If the Company’s shareholders approve the proposed amendment, the Company will file the amendment to the Articles of Incorporation with the Secretary of State of Florida after the Annual Meeting, and the amendment will become effective when the Secretary of State of Florida issues Articles of Amendment.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the adoption of the amendment to our Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 400,000,000.

X. PROPOSAL 4—APPROVAL OF THE 2010 PERFORMANCE AND EQUITY INCENTIVE PLAN

Introduction

At the 2010 Annual Meeting of Shareholders, we will ask the shareholders to approve the 2010 Performance and Equity Incentive Plan, or the 2010 Plan, which was approved by SBA’s Board of Directors on February 25, 2010. We believe that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2010 Plan will be an important attraction, retention and motivation tool for participants in the plan.

We currently have options outstanding under two equity-based compensation plans, the 1999 Equity Participation Plan (the “1999 Plan”) and the 2001 Equity Participation Plan (the “2001 Plan” and together with the 1999 Plan, the “Existing Plans”). As of March 8, 2010, a total of 4,624,265 shares of our Class A common stock were then subject to outstanding awards granted under the Existing Plans, and an additional 6,420,721 shares of our Class A common stock were then available for new award grants under the 2001 Plan, based on our Class A common stock outstanding on such date. The weighted average term for all outstanding awards was 5.47 years as of March 8, 2010. No additional awards may be granted under the 1999 Plan and, in connection with the approval of the 2010 Plan, the Board of Directors authorized the cessation of the issuance of new grants under the 2001 Plan upon shareholder approval of the 2010 Plan.

Summary Description of the 2010 Performance and Equity Incentive Plan

The principal terms of the 2010 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2010 Plan, which is attached to this proxy statement as Annex B.

Purpose. The purpose of the 2010 Plan is to promote the interests of SBA, our subsidiaries and our shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, SBA and our subsidiaries and affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of SBA; (iv) encouraging ownership of stock in SBA by such individuals; and (v) linking their compensation to the long-term interests of SBA and our shareholders.

Administration. The 2010 Plan will be administered, construed and interpreted by the Compensation Committee, which will be appointed by and serve at the pleasure of the Board; provided, however, with respect to awards to independent directors, the Board of Directors will have the sole authority to administer the 2010 Plan. The Compensation Committee may delegate some or all of its authority with respect to the 2010 Plan to another committee of directors. The Compensation Committee has broad authority under the 2010 Plan with respect to award grants.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to any outstanding award under the 2010 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility. Persons eligible to receive awards under the 2010 Plan include officers or employees of SBA or any of our subsidiaries or affiliates, directors of SBA, and certain consultants and advisors to SBA or any of our subsidiaries or affiliates. We have approximately 617 employees (including all of the named executive officers), and 5 non-employee directors, who are eligible to receive awards under the 2010 Plan.

Authorized Shares. The aggregate number of shares of Class A common stock subject to awards granted under the 2010 Plan is 15,000,000 shares (the “Share Limit”); provided, however, that the aggregate number of shares that may be issued pursuant to restricted stock awards, restricted stock unit awards, stock bonus awards, performance awards, other stock-based awards or other awards granted under the 2010 Plan, will not exceed 7,500,000. The shares subject to the 2010 Plan may be either shares reacquired by SBA, including shares purchased in the open market, or authorized but unissued shares. The 2010 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of SBA through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2010 Plan.

Types of Awards. The 2010 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in our Class A common stock or units of our Class A common stock, as well as performance based awards, which may be denominated in cash or stock. The 2010 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

Options. A stock option is the right to purchase shares of our Class A common stock at a future date at a specified price per share, or the exercise price. The per share exercise price of an option generally may not be less than the fair market value of a share of our Class A common stock on the date of grant. On March 8, 2010, the fair market value of the Class A common stock based on the last sale price for the day was $35.35. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2010 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2010 Plan. Incentive stock options may only be granted to employees of SBA or one of our subsidiaries.

Stock Appreciation Rights. A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of SBA’s Class A common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Compensation Committee at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our Class A common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

Restricted Stock. Shares of restricted stock are shares of our Class A common stock that are subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). Subject to the restrictions provided in the applicable award agreement and the 2010 Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.

Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive one share of our Class A common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2010 Plan, a participant receiving RSUs has no shareholder rights until shares of Class A common stock are issued to the participant. RSUs may be granted with dividend equivalent rights.

Other Stock Based Awards. The other types of awards that may be granted under the 2010 Plan include, without limitation, awards of shares of Class A common stock, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Class A common stock. Such awards may be made alone or in addition to or in connection with any option, restricted stock unit or any other award granted hereunder. The Compensation Committee may determine the terms and conditions of any such award.

Performance Awards. The Compensation Committee may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code, referred to as performance awards. Performance awards are in addition to any of the other types of awards that may be granted under the 2010 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). A performance award may consist of a right that is (i) denominated in cash or shares (including but not limited to restricted stock or restricted stock units), (ii) valued, as determined by the Compensation Committee, in accordance with the achievement of one or more performance criteria as the Compensation Committee will establish, and (iii) payable at such time and in such form as the Compensation Committee will determine.

The vesting or payment of performance awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of SBA on a consolidated, subsidiary, segment, division, or business unit basis. The Compensation Committee will establish the criteria and target(s) on which performance will be measured. The Compensation Committee must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Compensation Committee may use for this purpose will include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either SBA as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or a per share basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award: (i) cash flow, tower cash flow or equity free cash flow; (ii) earnings (including gross margin, EBITDA (earnings before interest, taxes, depreciation and amortization)); (iii) earnings per share; (iv) growth in earnings, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; (v) stock price; (vi) return on equity or average shareholder equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit, net operating profit or controllable operating profit; (xv) operating margin or operating expense or operating expense as a percentage of revenue; (xvi) return on operating revenue; (xvii) market share or customer indicators; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (xxiii) succession plan development and implementation; (xxiv) acquisitions consummated; (xxv) improvement in productivity or workforce diversity; (xxvi) attainment of objective operating goals and employee metrics; (xxvii) economic value added; and (xxviii) any other similar criteria. These terms are used as applied under generally accepted accounting principles or in the financial reporting of SBA or of our subsidiaries. The performance measurement period with respect to an award may range from three months to ten years. To the extent consistent with Section 162(m) of the Code, the Compensation Committee may appropriately adjust any evaluation of performance under the performance criteria set forth in the award to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Compensation Committee provides otherwise at the time of establishing the targets; provided that the Compensation Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m).

Performance awards may be paid in stock or in cash. Before any performance-based award (other than an option or stock appreciation right) is paid, the Compensation Committee must certify that the performance target or targets have been satisfied. The Compensation Committee has discretion to determine the performance target or targets and any other restrictions or other limitations of performance awards.

Change In Control. Prior to the occurrence of a change in control (as defined in the 2010 Plan), the Compensation Committee has the discretion to determine the impact of any change in control on the awards outstanding under the 2010 Plan, other than performance awards. The Compensation Committee may (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on awards; and/or (iii) provide for the cancellation of awards for a cash payment per share/unit in an amount based on the fair market value of the award with reference to the change in control, which amount may be zero if applicable. In the event of a change of control, any outstanding performance awards which have been earned but not paid will become immediately payable. In addition, if a change of control occurs during a performance period, the performance periods will end on the date of the change in control, and the Compensation Committee will determine the extent to which performance criteria set forth in the award have been met and pay each participant partial or full awards based on such determination.

Transfer Restrictions. Awards under the 2010 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Compensation Committee has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments. As is customary in incentive plans of this nature, each Share Limit and the number and kind of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholder.

No Limit on Other Authority. If the shareholders approve the 2010 Plan, the 2010 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Class A common stock, under any other plan or authority.

Termination of or Changes to the 2010 Plan. The Compensation Committee may amend or terminate the 2010 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 409A, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, shareholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2010 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2010 Plan will terminate on February 25, 2020. Outstanding awards, as well as the Compensation Committee’s authority with respect thereto, generally will continue following the expiration or termination of the 2010 Plan. Generally speaking, outstanding awards may be amended by the Compensation Committee (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2010 Plan

The U.S. federal income tax consequences of the 2010 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2010 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, SBA generally will be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, SBA generally will not be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units result in income recognition at such time shares are issued with respect to the RSUs equal to the fair market value of the shares distributed; bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, SBA will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2010 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), SBA may not be permitted to deduct the portion of the compensation attributable to the acceleration (parachute payments) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by SBA in certain circumstances.

If any award constitutes non-qualified deferred compensation under Section 409A of the U.S. Internal Revenue Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

New Plan Benefits Under the 2010 Plan

Because future awards under the 2010 Plan will be granted in the discretion of the Board of Directors or committee of the board, the type, number, recipients, and other terms of such awards cannot be determined at this time. If shareholders decline to approve the 2010 Plan, no awards will be granted under the 2010 Plan.

Equity Compensation Plan Information

The following table gives information about our Class A common stock that may be issued upon the exercise of options, warrants, and rights under all existing equity compensation plans as of December 31, 2009:

	Equity Compensation Plan Information
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)(1)
	(in thousands except exercise price)
Equity compensation plans approved by security holders
1999 Plan	10	$40.83	—
2001 Plan	4,182	21.71	7,084
Equity compensation plans not approved by security holders	—	—	—

Total	4,192	$21.76	7,084

(1)	The maximum number of shares of Class A common stock that may be issued pursuant to awards under the 2001 Equity Participation Plan shall be 15% of the “adjusted common stock outstanding” as defined in the 2001 Equity Participation Plan, subject to certain limitations for specific types of awards.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” approval of the 2010 Performance and Equity Incentive Plan.

XI. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and Nasdaq reports of ownership and changes in ownership of our Class A common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to us and written representations that no other reports were required, we believe that, during the 2009 fiscal year, our executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

Shareholder Proposals for 2011 Annual Meeting

Shareholder proposals should be sent to the Company at the address set forth in the Notice of Annual Meeting of Shareholders. To be considered for inclusion in SBA’s proxy statement for the 2011 Annual Meeting of Shareholders the deadline for submission of shareholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, is November 22, 2010. Additionally, pursuant to our Bylaws, SBA must receive notice of any shareholder proposal to be submitted at the 2011 Annual Meeting of Shareholders, but not required to be included in our proxy statement, no earlier than December 7, 2010 and no later than January 6, 2011. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners.

Available Information

We maintain an internet website at http://www.sbasite.com. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including our Code of Ethics and Code of Conduct, can be found under the Investor Relations-Corporate Governance section of our website at http://ir.sbasite.com/governance.cfm, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2009 Form 10-K as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations-Corporate Governance section of our internet website at http://ir.sbasite.com/annuals.cfm. A request for a copy of such report should be directed to SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487, Attention: Investor Relations. A copy of any exhibit to the 2009 Form 10-K will be forwarded following receipt of a written request with respect thereto addressed to Investor Relations.

Annex A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED,

OF

SBA COMMUNICATIONS CORPORATION

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation, as amended:

ITEM I

The name of the Company is SBA Communications Corporation (the “Corporation”).

ITEM II

Article III—Capital Stock, Section A—Authorized Shares of the Amended and Restated Articles of Incorporation of the Corporation as further amended by the Articles of Amendment filed on May 16, 2002 is hereby deleted in its entirety, and the following language is inserted in lieu thereof:

“ARTICLE III.

Capital Stock

A. AUTHORIZED SHARES

The total number of shares of all classes of stock that the Company shall have the authority to issue is Four Hundred Thirty-Eight Million One Hundred Thousand (438,100,000) shares, of which Thirty Million (30,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share (“Preferred Stock”), Four Hundred Million (400,000,000) shares shall be classified as Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) and Eight Million One Hundred Thousand (8,100,000) shares shall be classified as Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) (collectively, together with the Class A Common Stock, the “Common Stock”). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the shareholders of the Corporation.”

ITEM III

The foregoing amendment to the Corporation’s Articles of Incorporation was duly authorized by the Corporation’s Board of Directors on February 25, 2010, and pursuant to Section 607.1003 of the Florida Business Corporation Act was recommended to the holders of the Corporation’s Class A Common Stock as set forth in the Corporation’s Proxy Statement dated March 22, 2010. At the Annual Meeting of the Shareholders of the Corporation held on May 6, 2010, the foregoing amendment was approved by the holders of the Class A Common Stock. The number of votes cast for the foregoing amendment by the holders of the Class A Common Stock were sufficient for approval.

A-1

ITEM IV

In accordance with Section 607.0123 of the Florida Business Corporation Act, this amendment to the Corporation’s Amended and Restated Articles of Incorporation, as amended, shall be effective immediately upon filing with the Florida Department of State.

The undersigned has executed these Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation, as amended, this 6th day of May, 2010.

Jeffrey A. Stoops
President and Chief Executive Officer

A-2

Annex B

SBA COMMUNICATIONS CORPORATION

2010 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Establishment, Effective Date and Term

SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”), hereby establishes the “SBA Communications Corporation 2010 Performance and Equity Incentive Plan” (the “Plan”). Subject to ratification within twelve (12) months by an affirmative vote of a majority of the Company’s shareholders, either in person or by proxy, present and entitled to vote at the Annual Meeting, the effective date of the Plan shall be February 25, 2010 (the “Effective Date”), which is the date that the Plan was approved and adopted by the Board of Directors of the Company. Unless earlier terminated pursuant to Section 25 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

2. Purpose

The purpose of the Plan is to promote the interests of the Company, its Subsidiaries and its shareholders by (i) attracting and retaining officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

3. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Committee provided that the entity is one with respect to which the Class A Common Stock will qualify as “service recipient stock” under Code Section 409A.

“Applicable Laws” shall mean the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Class A Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

“Appreciation Date” shall mean the date designated by a holder of Stock Appreciation Rights for measurement of the appreciation in the value of rights awarded to him, which date shall be the date notice of such designation is received by the Committee, or its designee.

“Award” shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right, Stock Bonus, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish or which are required by applicable legal requirements.

“Award Agreement” shall mean an agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award, which may be in written or electronic format, in such form and with such terms as may be specified by the Committee. Each Award Agreement is subject to the terms and conditions of the Plan. An Award Agreement may be in the form of either (i) an agreement to be either executed by both the Participant and the Company or offered and accepted electronically as the Committee shall determine or (ii) certificates, notices or similar instruments as approved by the Committee.

“Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) failure or refusal of the Participant to perform the duties and responsibilities that the Company requires to be performed by him, (ii) gross negligence or willful misconduct by the Participant in the performance of his duties, (iii) commission by the Participant of an act of dishonesty affecting the Company, or the commission of an act constituting common law fraud or a felony, (iv) the Participant’s commission of an act (other than the good faith exercise of his business judgment in the exercise of his responsibilities) resulting in material damages to the Company or (v) the Participant’s material violation of the Company’s Code of Ethics, Code of Conduct, Insider Trading Policy or other similar policy governing the ethical behavior of Company employees or directors; provided, however, that if the Participant and the Company have entered into an employment agreement which defines “cause” for purposes of such agreement, “cause” shall be defined in accordance with such agreement. The Committee, in its sole and absolute discretion, shall determine whether a termination of employment or service is for Cause.

“Change in Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities unless such acquisition is approved by the majority of the Board members in office immediately preceding such acquisition;

(ii) there is a change in the composition of the Board over a period of twenty four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were (x) still in office at the time such election or nomination was approved by the Board and (y) not initially (a) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) above or (iii) or (iv) below; or

(iii) the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

(iv) the consummation of a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Class A Common Stock” shall mean the Class A Common Stock of the Company, par value $0.01 per share.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee or any other committee appointed by the Board to administer the Plan pursuant to Section 5 of the Plan. However, with respect to grants made to Independent Directors, the Committee shall mean the Board. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights of the Committee under this Plan, except with respect to matters which under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code or any regulations or rules issued thereunder are required to be determined in the sole discretion of the Committee.

“Compensation Committee” shall mean the Compensation Committee of the Board, which shall consist of two or more Independent Directors, each of whom shall be both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code.

“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

“Disability” shall mean “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.

“Eligible Individual” shall mean any person who is either: (i) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries or Affiliates; (ii) a director of the Company or one of its Subsidiaries; or (iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or one of its Subsidiaries or Affiliates and who is selected to participate in this Plan by the Committee; provided, however, that a person who is otherwise an Eligible Individual under clause (iii) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other Applicable Laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, unless otherwise determined or provided by the Committee in the circumstances, (i) the closing sales price of a share of Class A Common Stock as furnished by the NASDAQ Global Select Market (“NASDAQ”) or other principal stock exchange on which the Company’s Class A Common Stock is then listed for the trading date preceding the date in question or (ii) if no sales of Class A Common Stock were reported by NASDAQ or other such exchange on that date, the closing sales price for a share of Class A Common Stock as furnished by NASDAQ or other such exchange for the next preceding day on which sales of shares of Class A Common Stock were reported by NASDAQ. If the Class A Common Stock is no longer listed or is no longer actively traded on NASDAQ or listed on a principal stock exchange as of the applicable date, the Fair Market Value of a share of Class A Common Stock shall be the value as reasonably determined by the Committee for purposes of the award in the circumstances.

“Grant Date” shall mean the date upon which an Award is granted to a Participant pursuant to this Plan or such later date as specified in advance by the Committee.

“Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.

“Independent Director” shall mean a member of the Board who is a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act .

“Insider Trading Policy” shall mean the Company’s Insider Trading Policy, as may be amended from time to time.

“Issue Date” shall mean the date established by the Committee on which certificates representing shares of Class A Common Stock shall be issued by the Company.

“Non-qualified Stock Option” shall mean an Option that is not intended to meet the requirements of Section 422 of the Code.

“Option” shall mean any stock option granted pursuant to Section 7 of the Plan.

“Other Stock-Based Award” shall mean an Award granted pursuant to Section 13 of the Plan

“Participant” shall mean any Eligible Individual with an outstanding Award.

“Performance Award” shall mean any Award granted under Section 12 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

“Performance Period” shall mean a period of time within which Qualifying Performance Criteria is measured for the purpose of determining whether an Award subject to performance restrictions has been earned.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of the Company.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 12.4 of the Plan.

“Reorganization” shall be deemed to occur if an entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin–off, split–off, split–up or similar transaction; provided, however, that the transaction shall not be a Reorganization if the Company or any subsidiary of the Company is the surviving entity.

“Restricted Stock Award” shall mean Awards granted pursuant to Section 8 of the Plan.

“Restricted Stock Unit” or “RSU” shall mean Awards granted pursuant to Section 9 of the Plan.

“Restriction Period” shall mean the period during which applicable restrictions apply to a Restricted Stock Award or Restricted Stock Units.

“Section 424 Employee” shall mean an employee of the Company or any “subsidiary corporation” or “parent corporation” as defined in and in accordance with Code Section 424. Such term shall also include employees of a corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.

“Share” shall mean a share of Class A Common Stock, as adjusted in accordance with Section 16.1 of the Plan.

“Stock Appreciation Right” or “SAR” shall mean an Award granted pursuant to Section 10 of the Plan.

“Stock Bonus” shall mean an Award granted pursuant to Section 11 of the Plan.

“Stock Ownership Guidelines” shall mean the stock ownership guidelines adopted by the Board from time to time.

“Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

“Vesting Date” shall mean the date established by the Committee on which an award, such as a share of a Restricted Stock Award, may vest.

4. Class A Common Stock Subject to the Plan.

4.1 Aggregate Limits. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is 15,000,000 Shares (the “Share Limit”); provided, however, that the aggregate number of shares that may be issued pursuant to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards, Performance Awards, Other Stock-Based Awards or other awards granted under the Plan, shall not exceed 7,500,000. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

4.2 Issuance of Shares. For purposes of Section 4.1, the aggregate number of Shares issued under the Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. If any Shares subject to an Award granted under the Plan are forfeited or such Award is settled in cash or otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, settlement or termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Participant. With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of Shares, the Shares subject to the SAR shall be counted against the available Shares as one Share for every Share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4.3 Code Section 162(m) and 422 Limits. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000. Subject to the provisions of Section 16 of the Plan, the aggregate number of Shares that may be subject to all Incentive Stock Options granted under the Plan is 15,000,000 Shares. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.3 shall be subject to adjustment under Section 16 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m) or the ability to grant or the qualification of Incentive Stock Options under the Plan.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

5. Administration

5.1 Authority of Committee. The Plan shall be administered, construed and interpreted by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Independent Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and Applicable Laws, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to:

(i) designate Participants, determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv) determine the timing, terms, and conditions of any Award;

(v) accelerate the time at which all or any part of an Award may be settled or exercised;

(vi) determine whether, to what extent, and under what circumstances, Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(ix) make all determinations under the Plan concerning the termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such termination occurs by reason of Cause, Disability, death, or in connection with a Change in Control and whether a leave constitutes a termination of employment;

(x) interpret and administer the Plan and any instrument or Award Agreement relating to, or Award made under, the Plan;

(xi) except to the extent prohibited by Section 25.4, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(xii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under this Section 5 to amend or terminate the Plan.

5.2 Delegation of Authority.

(i) Delegation With Respect to Awards. Subject to the terms of the Plan, the Committee’s charter and Applicable Law, the Committee may, but need not, delegate from time to time some or all of its authority under the Plan to a committee consisting of one or more members of the Committee to (i) grant Awards, (ii) to cancel, modify or waive rights with respect to Awards, or (iii) to alter, discontinue, suspend or terminate Awards held by Participants; provided, however, that the Committee may not delegate its authority to take any action with respect to any Awards held by, or to be granted to, any individual (i) who is subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act or (ii) who is a Section 162(m) Participant. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 5.2 shall serve in such capacity at the pleasure of the Committee.

(ii) Delegation of Ministerial Functions. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

5.3 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

5.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

5.5 No Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder.

6. Eligibility. The Committee may grant awards under this Plan only to those persons that the Committee determines to be Eligible Individuals. An Eligible Individual who has been granted an award, if otherwise eligible, may be granted additional awards if the Committee shall so determine.

7. Options.

7.1 Types of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, either as (i) an Incentive Stock Option or (ii) as a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Incentive Stock Options to the extent that such Options meet the requirements of Section 422 of the Code.

7.2 Grant of Options. Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Class A Common Stock on such terms and conditions as the Committee may determine. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the Grant Date. All Options granted pursuant to the Plan shall be evidenced by an Award Agreement in such form or forms as the Committee shall determine. Award Agreements may contain different provisions, provided, however, that all such Award Agreements shall comply with all terms of the Plan

7.3 Limitation on Incentive Stock Options.

7.3.1 Section 424 Employees. Incentive Stock Options may only be granted to Section 424 Employees. Subject to the terms and conditions of this Plan and the Award Agreement (including all vesting provisions and option periods), any and all Incentive Stock Options which an employee fails to exercise within ninety (90) days after the date said employee ceases to be a Section 424 Employee shall automatically be classified as Non-qualified Stock Options to the extent that said Options have not otherwise been terminated.

7.3.2 Ten Percent Shareholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless (i) the exercise price for each share of Class A Common Stock subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Class A Common Stock on the date of grant and (ii) such Incentive Stock Option is not exercisable after the fifth (5th) anniversary of the date of grant.

7.3.3 Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a Non-qualified Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

7.3.4 Other Terms. Award Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of Section 422 of the Code.

7.4 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(i) The per Share exercise price of an Option shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(ii) Notwithstanding the foregoing, at the Committee’s discretion, Options may be granted in substitution and/or conversion of options or stock appreciation rights of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion if such exercise price is based on a formula set forth in the terms of such options/stock appreciation rights or in the terms of the agreement providing for such acquisition.

7.5 Option Period. Subject to the provisions of Sections 7.3 and 14.2, each Option granted pursuant to Section 7 under the Plan shall terminate and all rights to purchase shares thereunder shall cease on the tenth

(10th) anniversary of the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Award Agreement relating to such Option. Notwithstanding the foregoing, the Committee may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Committee in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed ten (10) years.

7.6 Vesting. Each Award Agreement will specify the vesting schedule applicable to the Option granted thereunder. Notwithstanding the foregoing, the Committee may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

7.7 Exercise of Option.

(i) Procedure for Exercise.

(a) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the respective Award Agreement. Unless the Committee provides otherwise: (A) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return; and (B) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Participant’s return to active employment status.

(b) An Option shall be deemed exercised when the Company, or its agent appointed pursuant to 5.2(ii) receives (A) written, electronic or verbal, to the extent expressly permitted by the third party or Company, notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Non-qualified Stock Option, payment of all applicable withholding taxes.

(c) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

(d) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.

(ii) Rights as Shareholders. Unless provided otherwise by the Committee or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

7.8 Form of Consideration. Unless provided otherwise in the Award Agreement, the following shall be deemed to be acceptable forms of consideration for exercising an Option:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) subject to any conditions or limitations established by the Committee in the applicable Award Agreement, withholding of Shares deliverable upon exercise, which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

7.9 Transferability. No Incentive Stock Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. No Non-qualified Stock Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution; provided, however, that Non-qualified Stock Options may be transferred or assigned to (i) family members or entities (including trusts) established for the benefit of the Participant or the Participant’s family members or (ii) any other person, as permitted by applicable securities law. Any Option assigned or transferred pursuant to this Section 7.9 shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer; provided, however, than any Option transferred for value may not be exercised under any Registration Statement on Form S-8 and upon exercise of such transferred Option the holder would only be entitled to receive shares of restricted stock that have not been registered under the Securities Act of 1933.

8. Restricted Stock Award.

8.1 Grant of a Restricted Stock Award. Subject to the provisions of the Plan, the Committee may grant a Restricted Stock Award. Each grant of a Restricted Stock Award shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

8.2 Issue Date and Vesting Date. At the time of the grant of a Restricted Stock Award, the Committee shall establish an Issue Date(s) and a Vesting Date(s) with respect to such Restricted Stock Award. The Committee may divide a Restricted Stock Award into classes and assign a different Issue Date and/or Vesting Date for each class. Upon an Issue Date with respect to a share of a Restricted Stock Award, a share of a Restricted Stock Award shall be issued in accordance with the provisions of Section 8.4. Provided that all conditions to the vesting of a share of a Restricted Stock Award imposed pursuant to Section 8.3 are satisfied, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share of Restricted Stock shall vest.

8.3 Vesting. At the time of the grant of a Restricted Stock Award, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares underlying a Restricted Stock Award, that the Participant or the Company achieve certain performance criteria, the Class A Common Stock attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such Shares in the applicable Award Agreement.

8.4 Issuance of Certificates.

(i) Reasonably promptly after the Issue Date with respect to a Restricted Stock Award, the Company shall cause to be issued and delivered, either physically or electronically shares of Class A Common Stock, registered in the name of the Participant to whom such shares were granted; provided, that the Company shall not cause a physical stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate representing unvested shares of Restricted Stock shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS

(INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE SBA COMMUNICATIONS CORPORATION 2010 PERFORMANCE AND EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND SBA COMMUNICATIONS CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF SBA COMMUNICATIONS CORPORATION. SUCH LEGEND SHALL NOT BE REMOVED FROM THE CERTIFICATE EVIDENCING SUCH SHARES UNTIL SUCH SHARES VEST PURSUANT TO THE TERMS HEREOF.”

(ii) To the extent that the shares of Restricted Stock are delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Restricted Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate. Each certificate issued pursuant to Section 8.4(i) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

8.5 Dividends and Splits. As a condition to the grant of an award of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of a Restricted Stock Award be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such stock or other property has been distributed.

8.6 Consequences Upon Vesting. Upon the vesting of a share of a Restricted Stock Award pursuant to the terms hereof, the vesting restrictions shall cease to apply to such share. Reasonably promptly after a share of a Restricted Stock Award vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock, together with any other property of the Participant held by the custodian pursuant to Section 8.4 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (i) shall be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. Subject to the terms of the Plan, the Committee may grant awards of Restricted Stock Units or RSUs. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest. Each grant of a RSU shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

9.2 Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Company shall pay dividend equivalent rights with respect to RSUs, in which case, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Class A Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

9.3 Rights as a Shareholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a shareholder with respect to such RSUs until such time as Class A Common Stock are issued to the Participant. Except as otherwise provided in the applicable Award Agreement, Class A Common Stock issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such Class A Common Stock on such date.

9.4 Consequences Upon Vesting. Reasonably promptly after the vesting of an RSU, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock, together with any other property of the Participant held by the custodian pursuant to Section 9.2 hereof; provided, however, that to the extent that the Participant is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (i) shall be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO TRANSFERABILITY RESTRICTIONS CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

10. Stock Appreciation Rights.

10.1 Grant of Stock Appreciation Rights. Subject to the terms of the Plan, any Option granted under the Plan may include a SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Option. The Committee may also award to Participants SARs independent of any Option. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

10.2 Vesting. A SAR granted in connection with an Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee. Notwithstanding the above, a SAR shall not be exercisable by a person subject to Section 16(b) of the Exchange Act for at least six (6) months following the date the SAR is granted.

10.3 Failure to Exercise. If on the last day of the Option period (or in the case of a SAR independent of an Option, the SAR period established by the Committee), the Fair Market Value of the stock exceeds the exercise price, the Participant has not exercised the Option or SAR, and neither the Option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

10.4 Payment. The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the Fair Market Value of one share of Class A Common Stock on the Appreciation Date over the exercise price, in the case of a SAR granted in connection with an Option, or the Fair Market Value of one (1) share of Class A Common Stock on the date the SAR is granted, in the case of a SAR granted independent of an Option. The Company shall pay such excess in cash, in shares of Class A Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

10.5 Designation of Appreciation Date. A Participant may designate an Appreciation Date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the Appreciation Date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable “window periods” required by Rule 16b-3 under the Exchange Act.

10.6 Expiration. Except as otherwise provided in the case of SARs granted in connection with Options, the SARs shall expire on a date designated by the Committee which is not later than ten (10) years after the date on which the SAR was awarded.

11. Stock Bonuses. Subject to the provisions of the Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Shares of Class A Common Stock granted as a Stock Bonus shall be issued in certificated form or electronically and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

12. Performance Awards

12.1 Grant of Performance Awards. Subject to the terms of the Plan, the Committee may grant Performance Awards to any officer or employee of the Company or its Subsidiaries. The provisions of Performance Awards need not be the same with respect to all Participants. A Performance Award may consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Stock or Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of one or more performance criteria as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Each grant of a Performance Award shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.

12.2 Terms and Conditions.

(i) Each Performance Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Performance Awards denominated in Shares, actual payment of such dividends or dividend equivalents shall be conditioned upon the performance goals underlying the Performance Award being met.

(ii) The maximum amount payable under a Performance Award that is settled for cash may be a multiple of the target amount payable. However, the maximum number of shares subject to any Performance Award denominated in Shares granted in any fiscal year to a Participant shall be 500,000, subject to adjustment as provided in Section 16.1, and the maximum amount paid in respect of a Performance Award denominated in cash or value other than Shares on an annualized fiscal year basis with respect to any Participant shall be $2,500,000.

(iii) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12.2 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for

“performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 12 applies upon attainment of such pre-established formula.

12.3 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Performance Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than ninety (90) days after the commencement of the performance period to which the performance goals relate (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The applicable performance measurement period may not be less than three (3) months nor more than ten (10) years.

12.4 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or a per share basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, tower cash flow or equity free cash flow; (ii) earnings (including gross margin, EBITDA (earnings before interest, taxes, depreciation and amortization)); (iii) earnings per share; (iv) growth in earnings, cash flow, revenue, gross margin, operating expense or operating expense as a percentage of revenue; (v) stock price; (vi) return on equity or average shareholder equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit, net operating profit or controllable operating profit; (xv) operating margin or operating expense or operating expense as a percentage of revenue; (xvi) return on operating revenue; (xvii) market share or customer indicators; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (xxiii) succession plan development and implementation; (xxiv) acquisitions consummated; (xxv) improvement in productivity or workforce diversity; (xxvi) attainment of objective operating goals and employee metrics; (xxvii) economic value added; and (xxviii) any other similar criteria. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m).

12.5 Timing and Form of Payment. The Committee shall determine the timing of payment of any Performance Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect (in a manner consistent with Section 409A of the Code) for the payment of any Performance Award to be deferred to a specified date or event.

13. Other Stock-Based Awards

Awards of shares of Class A Common Stock, stock appreciation rights, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any Option, Restricted Stock Unit or any other award granted hereunder. The Committee may determine the terms and conditions of any such award. Each award shall be evidenced by an Award Agreement that shall specify the number of shares of Class A Common Stock subject to the award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Committee shall determine.

14. Effect of Termination of Service on Awards.

14.1 Termination of Employment. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

14.2 Termination of Employment Without Cause. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, other than by reason of Cause, death or Disability, any Option, RSU or SAR granted to such Participant which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination, (i) the Participant’s unvested Options or SARs shall expire and the Participant shall have no further right to exercises such Options or SARs and (ii) any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. Notwithstanding the provisions of this Section 14.2, the Committee may provide, by rule or regulation, in any Award Agreement, or in any individual case, in its sole discretion, that following the termination of employment or service of a Participant with the Company, a Subsidiary or Affiliate , other than a termination resulting from Cause, a Participant may (i) exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 7.6 above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to the applicable Award Agreement and (ii) any restrictions or forfeiture conditions relating to the vesting of a Restricted Stock Award or Restricted Stock Unit shall be waived in whole or in part in the event of such termination.

14.3 Termination of Employment for Cause. Upon termination of the employment or other service of a Participant with the Company, a Subsidiary or Affiliate, as the case may be, for Cause, (i) any Option or SAR granted to the Participant shall expire immediately and the Participant shall have no further right to exercise such Option or SAR, as the case may be and (ii) any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. The Committee shall determine whether Cause exists for purposes of this Plan.

14.4 Termination of Employment by Disability or Death. Unless otherwise provided in an Award Agreement , if a Participant’s employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, all outstanding Options and SARs held by the Participant at the time of death or Disability (the “Date of Termination by Death or Disability”) shall immediately vest and, (i) in the case of termination by Disability, the Participant, or (ii) in the case of termination by death, the Participant’s estate, the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option (whichever is applicable), has the right, at any time prior to the one year anniversary of the Date of Termination by Death or Disability to exercise, in whole or in part, any portion of the Options or SARs held by the Participant on the Date of Termination by Death or Disability. Unless otherwise provided in a Award Agreement, if a Participant’s employment or service with the Company, the Subsidiary or Affiliate, as the case may be, terminates by reason of Disability or death, any time-based restrictions applicable to any outstanding RSU or Restricted Stock shall be deemed waived. To the extent that any RSU or Restricted Stock is subject to forfeiture based upon the achievement of performance requirements, the Committee shall, (i) determine the extent to which such performance requirements have been met as of the Date of Termination by Death or Disability based upon such audited or unaudited financial information then available or other information as it deems relevant, and (ii) cause to be paid to each Participant partial or full Awards with respect to such RSU or Restricted Stock based upon the Committee’s determination of the degree of attainment of the applicable performance requirements.

14.5 Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries or Affiliates, as the case may be, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three (3) months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or Applicable Laws otherwise require. In no event shall an award be exercised after the expiration of the term set forth in the Award Agreement.

14.6 Effect of Change of Entity Status. Unless otherwise provided in an Award Agreement or by the Committee, in its sole and absolute discretion, on a case-by case basis, for purposes of this Plan and any Award, if an entity ceases to be a Subsidiary or Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Individual in respect of such Subsidiary or Affiliate who does not continue as an Eligible Individual in respect of another entity within the Company or another Subsidiary or Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

15. Awards to Independent Directors

15.1 Initial Grants of Options to Independent Directors. Each person who is initially elected to the Board after the Effective Date and who is an Independent Director at the time of such initial election shall automatically be granted Non-qualified Stock Options, Restricted Stock and/or Restricted Stock Units with an aggregate value as established by the Board from time to time; provided, however, that the number of shares of Class A Common Stock subject to any Non-qualified Stock Option, Restricted Stock or RSU awarded under this Section 15.1 shall be reduced by the number of shares of Class A Common Stock subject to any Option, Restricted Stock or RSU granted to an Independent Director pursuant to any other stock incentive plan maintained by the Company.

15.2 Annual Grants to Independent Directors. The Committee may make an annual grant of Non-qualified Stock Options, Restricted Stock and/or RSUs to all Independent Directors, in an amount to be determined by the Committee in its sole discretion and subject to the applicable limitations of the Plan; provided, however, that no Option, Restricted Stock, and/or RSU shall be granted to an Independent Director under this Section 15.2 during any year in which such Independent Director received an Award pursuant to Section 15.1.

15.3 Additional Awards to Independent Directors. In addition to any other grants made to Independent Directors under this Section 15.3, the Committee may from time to time grant Options, Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock Based Awards to any Independent Director, in its sole discretion, and subject to the applicable limitations of the Plan.

15.4 Exercise Price. The price per share of the shares subject to each Option or SAR granted to an Independent Director shall equal 100% of the Fair Market Value of a share of Class A Common Stock on the date the option is granted.

15.5 Vesting. Except as set forth in the Award Agreement, subject to the provisions of this Section 18, (a) any Option, SAR, Restricted Stock or RSU granted to an Independent Director pursuant to Section 15.1 shall vest and, in the case of Options or SARs, become exercisable, in cumulative annual installments of 20% each on the first, second, third, fourth and fifth anniversaries of the date the Award, (b) any other Options, SARs, Restricted Stock or RSUs granted to an Independent Director pursuant to Section 15.2 or Section 15.3 shall vest and become exercisable in accordance with the terms set forth in the applicable Award Agreement, as determined by the Committee in its sole discretion; provided, however, any Option or SAR granted to an Independent Director may in the sole discretion of the Committee vest and become immediately exercisable and any Restricted Stock or RSU which were granted pursuant to time-based restrictions may have such restrictions waived upon the retirement of the Independent Director in accordance with the Company’s retirement policy applicable to directors.

15.6 . Vesting of Restricted Stock or Restricted Stock Units. Reasonably promptly after the vesting of a Restricted Stock Award or a RSU, the Company shall cause to be issued and delivered, either physically or electronically, to the Independent Director to whom such shares were granted, either (i) a certificate evidencing such shares of Class A Common Stock or (ii) an electronic issuance evidencing such shares of Class A Common Stock; provided, however, that to the extent that the Independent Director is then subject to Stock Ownership Guidelines and that such shares are subject to transfer restrictions pursuant to such Stock Ownership Guidelines then such shares (i) shall be issued with a legend indicating that “THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE SBA COMMUNICATIONS CORPORATION STOCK OWNERSHIP GUIDELINES” or (ii) if delivered electronically, the Company may make such provisions as it deems necessary to ensure that each share of Class A Common Stock is subject to the same terms and conditions as shares that are represented by a physical stock certificate.

15.7 Term. Unless otherwise provided in the applicable Award Agreement, the term of any Non-qualified Stock Option, SAR, or RSU granted to an Independent Director shall be ten (10) years from the date the Option is granted.

15.8 Effect of Termination of Service. Upon a termination of the Independent Director’s services with the Company for any reason, any unvested Option or SAR shall immediately expire and any Restricted Stock or RSU that is subject to restrictions at the time of termination shall be forfeited and reacquired by the Company. Vested portions of any Options granted to an Independent Director are exercisable until the first to occur of the following events:

(i) the expiration of twelve (12) months from the date of the Independent Director’s death or a termination of the Independent Director’s services with the Company by reason of a Disability;

(ii) the expiration of three (3) months from the date the Independent Director’s services with the Company are terminated for any reason other than death or Disability; or

(iii) the expiration of ten (10) years from the date the Option was granted.

16. Recapitalization, Change In Control And Other Corporate Events

16.1 Recapitalization. If the outstanding shares of Class A Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, or reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, a corresponding appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Class A Common Stock available under the Plan, (ii) in the number and kind of shares of Class A Common Stock issuable upon exercise or vesting of an outstanding Award or upon termination of the Restriction Period applicable to a Restricted Stock Unit granted under the Plan, and (iii) in the exercise price per share of outstanding Options granted under the Plan.

16.2 Reorganization. Unless otherwise provided in an Award Agreement, in the event of a Reorganization of the Company, the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that some or all outstanding Awards shall become immediately exercisable, vested or entitled to payment. In the event of a Reorganization of the Company the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that Options shall terminate upon the Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Committee does not terminate an Option upon a Reorganization of the Company then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Class A Common Stock or other securities or property to which a holder of shares of Class A Common Stock would have been entitled to upon such Reorganization.

16.3 Change in Control. With respect to any Award, other than a Performance Award, in connection with a Change in Control, the Board or Committee may, in its discretion, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Awards and terminate any restrictions on Awards; and (iii) provide for the cancellation of Awards for a cash payment per share/unit in an amount based on Fair Market Value of the Award with reference to the Change in Control, which amount may be zero (0) if applicable. In the event of a Change in Control, (a) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (b) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on the date of such change, and the Committee shall, (i) determine the extent to which Qualifying Performance Criteria with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (ii) cause to be paid to each Participant partial or full Awards with respect to Qualifying Performance Criteria for each such Performance Period based upon the Committee’s determination of the degree of attainment of Qualifying Performance Criteria, and (c) the Company shall pay all such Performance Awards in cash promptly.

16.4 The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participant’s rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

16.5 Adjustments. Adjustments under this Section 16 related to stock or securities of the Company shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Class A Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

16.6 No Limitations. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

17. Provisions Applicable To Covered Employees

17.1 Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted pursuant to the Plan which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code, the Committee shall, in writing, (i) designate one or more Covered Employees, (ii) select the Qualifying Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Qualifying Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

17.2 Limitations. Furthermore, notwithstanding any other provision of the Plan or any Award which granted to a Covered Employee and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

18. Ownership and Transfer Restrictions

The Committee, in its sole discretion, may impose such restrictions on the ownership and transferability of shares received pursuant to any Award at it deems appropriate, including any restrictions as may be imposed pursuant to the Company’s Stock Ownership Guidelines or Insider Trading Policy. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The holder shall give the Company prompt notice of any disposition of shares of Class A Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such holder or (b) one year after the transfer of such shares to such holder.

19. Limitations on Re-Pricing and Exchange of Options and SARs

The approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the matter, or by written consent in accordance with applicable state law and the Articles of Incorporation and Bylaws of the Company shall be required for (i) the re-pricing of any Option or SAR granted under the Plan, or (ii) the exchange of any outstanding Option or SAR granted under the Plan for a new Option with an exercise price that is lower than the exercise price of the Option or SAR that is surrendered by the Participant.

20. Disclaimer of Rights.

No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any Participant, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Award shall not be deemed for any purpose to be shareholder of the Company with respect to such Award except to the extent that such Award shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder, or except as expressly provided by the Committee in writing. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 16 hereof.

21. Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

22. Securities Matters

22.1 Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing the Class A Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Class A Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable. To the extent that there is not an effective registration statement available for the issuance of shares of Class A Common Stock upon the vesting of a RSU or the exercise of an Option, the Company may, in its sole discretion, deliver shares that are subject to additional transferability restrictions pursuant to the Securities Act of 1933, as amended and may make such provisions as it deems necessary to ensure compliance by the Participant with such restrictions.

22.2 The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Class A Common Stock pursuant to such exercise is in compliance with all Applicable Laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Class A Common Stock pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

22.3 With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act or its successors under the Exchange Act. To the extent any provision of the Plan, the grant of an award, or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

23. Withholding Obligation. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option or SAR, the vesting of any Restricted Stock or RSU or the grant of Class A Common Stock pursuant to an Award. The Award Agreement may provide, subject to any limitations set forth therein, that the following forms of consideration may be used in by the Participant for payment of any withholding due: cash or check, other Shares which have a Fair Market Value on the date of surrender equal to the amount of withholding due; withholding of Shares deliverable upon exercise or vesting, which have a Fair Market Value on the date of surrender equal to the amount of withholding due; consideration received by the Company under a broker-assisted sale and remittance program, or “cashless” exercise/sale procedure, acceptable to the Committee; such other consideration and method of payment for the withholding due to the extent permitted by applicable laws; or any combination of the foregoing methods of payment.

24. Plan Construction.

24.1 Rule 16b-3. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

24.2 Section 162(m). Awards under Section 12 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Qualifying Performance Criteria that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance Awards under Section 12 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

24.3 Code Section 409A Compliance. The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Committee determines that an award, Award Agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s award to become subject to Section 409A, unless the Committee expressly determines otherwise, such award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the content or notice to the Participant.

24.4 No Guarantee of Favorable Tax Treatment. Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

25. Amendment And Termination of the Plan

25.1 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

25.2 Shareholder Approval. To the extent then required by Applicable Laws or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

25.3 Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of, or limitations on, awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and, subject to the requirements of Sections 5 and 25.4, may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 19.

25.4 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change.

25.5 Suspension or Termination of Award. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by such Participant evidencing an award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such award, in whole or in part, as the Committee may determine.

26. Notices

Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Stock Option Administrator, and if to the Participant, to the address of the Participant as appearing on the records of the Company.

27. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company.

Awards may be granted to Eligible Individuals in substitution for or in connection with an assumption of Options, SARs, a Restricted Stock Award or other stock-based awards granted by other entities to persons who are or who will become Eligible Individuals in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Class A Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan. Any adjustment, substitution or assumption made pursuant to this Section 27 shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

28. Governing Law; Severability

28.1 Violations of Law. The Company shall not be required to sell or issue any shares of Class A Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual holding the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Option, the exercise of an Option or the issuance of shares pursuant to the exercise of an Option or expiration of a Restriction Period to comply with any law or regulation of any governmental authority.

28.2 Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to conflicts of laws thereof.

28.3 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

SBA COMMUNICATIONS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

MAY 6, 2010

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and hereby appoints Steven E. Bernstein and Jeffrey A. Stoops or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of Class A common stock of SBA Communications Corporation (“SBA”) at the Annual Meeting of Shareholders to be held at SBA’s corporate office, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 on Thursday, May 6, 2010, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

The board of directors recommends a vote FOR the nominee and
proposals below and if no specification is made, the shares will be voted		☐
in accordance with such board of directors’ recommendation.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4.

1. Election of Director Nominees: For a two-year term expiring at the 2012 Annual Meeting:	FOR The listed nominee	WITHHOLD AUTHORITY for the listed nominee	2. To approve ratification of the appointment of Ernst & Young LLP as SBA’s independent registered public accounting firm for the 2010 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

1a. George R. Krouse, Jr.	☐	☐
For a three-year term expiring at the 2013 Annual Meeting:			3. To approve an amendment to SBA’s Articles of Incorporation to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 400,000,000 shares.

1b. Kevin L. Beebe	☐	☐		☐	☐	☐
1c. Jack Langer	☐	☐
1d. Jeffrey A. Stoops	☐	☐

			4. To approve the 2010 Performance and Equity Incentive Plan.	☐	☐	☐

5. In their discretion, upon such other matters as may properly come before the meeting.

			If you plan to attend the Annual			WILL ATTEND ☐
Meeting, Please mark the
WILL ATTEND box.

Signature	Signature	Date
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

é FOLD AND DETACH HERE é

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE PROXY SUBMISSION,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy submission is available through 11:59 p.m. Eastern Time the day prior to Annual Meeting day.

Your Internet or telephone proxy submission authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	OR	TELEPHONE

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To submit a proxy by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report on Form 10-K and the Proxy Statement on the internet at

www.edocumentview.com/SBAC.

# vrevisedproxy

[Holland & Knight LLP Letterhead]

March 12, 2010

VIA EDGAR

Securities and Exchange Commission

100 F. Street, NE

Washington, D.C. 20549

Re:	SBA Communications Corporation – Preliminary Proxy Statement

Ladies and Gentlemen:

Transmitted herewith via EDGAR on behalf of SBA Communications Corporation (the “Company”) is a Preliminary Proxy Statement on Schedule 14A (the “Preliminary Proxy Statement”) with respect to its annual meeting of shareholders scheduled to be held on May 6, 2010.

Subject to review by the Securities and Exchange Commission (the “Commission”) of the Preliminary Proxy Statement, the Company intends to file definitive proxy materials on or about March 22, 2010.

Please contact the undersigned at (305) 789-7548 if you have any questions concerning this matter.

Very truly yours,

/s/ Kara L. MacCullough